
                                                                    EXHIBIT 99.1

================================================================================

                          CONSTRUCTION AGENCY AGREEMENT

                          dated as of November 8, 2004

                                     between

              COLLINS & AIKMAN AUTOMOTIVE HERMOSILLO, S.A. DE C.V.,
                             as Construction Agent,

                                       and

                    GE CAPITAL DE MEXICO, S. DE R. L. DE C.V.
                                    as Owner

                     Dynatech South Industrial Park Facility
                          Located in Hermosillo, Mexico

================================================================================

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                                TABLE OF CONTENTS

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                                                                                                                          PAGE
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ARTICLE I             DEFINITIONS...............................................................................             2

         SECTION 1.1           Defined Terms....................................................................             2

ARTICLE II            GENERAL PROVISIONS........................................................................             2

         SECTION 2.1           Appointment and Acceptance.......................................................             2

         SECTION 2.2           Delegation.......................................................................             3

         SECTION 2.3           Conditions Precedent.............................................................             3

         SECTION 2.4           Term.............................................................................             5

         SECTION 2.5           Representations of the Construction Agent........................................             5

         SECTION 2.6           Covenants of the Construction Agent..............................................             5

         SECTION 2.7           [Reserved.]......................................................................            10

         SECTION 2.8           Casualty Occurrence..............................................................            10

         SECTION 2.9           Insurance........................................................................            11

         SECTION 2.10          Changes in the Construction Budget...............................................            14

         SECTION 2.11          Cost Overrun.....................................................................            15

ARTICLE III           PAYMENT OF PROJECT COSTS..................................................................            15

         SECTION 3.1           Funding of Project Costs.........................................................            15

         SECTION 3.2           Ordering Equipment...............................................................            16

         SECTION 3.3           Receipt of and Payment for Equipment.............................................            17

         SECTION 3.4           Reimbursement of Purchase Price..................................................            17

         SECTION 3.5           Advances for Fees, Transaction Expenses, Equity Yield and Soft Costs.............            18

         SECTION 3.6           Books and Records................................................................            19

ARTICLE IV            EVENTS OF DEFAULT.........................................................................            19

         SECTION 4.1           Construction Agency Events of Default............................................            19

ARTICLE V             REMEDIES..................................................................................            22

         SECTION 5.1           Remedies for Construction Agency Events of Default...............................            22

         SECTION 5.2           Full Recourse Events.............................................................            25

         SECTION 5.3           No Limitations...................................................................            25

ARTICLE VI            FEE; LIABILITIES OF CONSTRUCTION AGENT; ACKNOWLEDGMENTS...................................            25

         SECTION 6.1           Construction Agency Compensation.................................................            25

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                                TABLE OF CONTENTS
                                   (continued)

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
         SECTION 6.2           Construction Agent Acknowledgments...............................................            26

         SECTION 6.3           Consequential Damages............................................................            26

ARTICLE VII           INDEMNIFICATION...........................................................................            26

         SECTION 7.1           General, General Tax and Environmental Indemnity.................................            26

ARTICLE VIII          MISCELLANEOUS.............................................................................            30

         SECTION 8.1           Notices..........................................................................            30

         SECTION 8.2           Successors and Assigns...........................................................            31

         SECTION 8.3           Participation; Syndication.......................................................            31

         SECTION 8.4           GOVERNING LAW AND JURISDICTION...................................................            32

         SECTION 8.5           Judgment Currency................................................................            32

         SECTION 8.6           Labor Relations..................................................................            33

         SECTION 8.7           Survival; Owner Cure and Overdue Rate............................................            34

         SECTION 8.8           Further Assurances...............................................................            34

         SECTION 8.9           Time.............................................................................            34

         SECTION 8.10          Amendments and Waivers...........................................................            35

         SECTION 8.11          Counterparts.....................................................................            35

         SECTION 8.12          Severability.....................................................................            35

         SECTION 8.13          Headings and Table of Contents...................................................            35

         SECTION 8.14          Knowledge of Owner...............................................................            35

EXHIBITS

         APPENDIX A                 DEFINITIONS
         EXHIBIT I                  ACCEPTABLE LETTER OF CREDIT
         EXHIBIT II                 TAX BENEFITS AND ASSUMPTIONS
         EXHIBIT III                IMPORTATION PROCEDURES
         EXHIBIT IV                 REPORTS AND RETURN REQUIREMENTS
         EXHIBIT IV(A)              FORM OF QUARTERLY STATEMENT
         EXHIBIT V                  FORM OF FIN 46 LETTER
         EXHIBIT VI                 SPECIAL ADMINISTRATIVE POWER-OF-ATTORNEY
         EXHIBIT VII                FACILITY MILESTONES
         EXHIBIT VIII               CONSTRUCTION BUDGET
         EXHIBIT IX                 FORM OF FUNDING REQUEST

                          CONSTRUCTION AGENCY AGREEMENT

This CONSTRUCTION AGENCY AGREEMENT, dated as of November 8, 2004 between GE CAPITAL DE MEXICO, S. DE R. L. DE C.V., a Mexico sociedad de responsabilidad limitada de capital variable with its domicile at Prolongacion Reforma #490, Piso 3 Col. Santa Fe, Mexico, DF 01012 (the "Owner"), and COLLINS & AIKMAN AUTOMOTIVE HERMOSILLO, S.A. DE C.V., a Mexico sociedad anonima de capital variable with its domicile at Calle 17 y 34 S/N, Ampliacion Morelos, Saltillo, C.P. 25017, Saltillo, Coahuila, Mexico (the "Construction Agent" or the "Company").

                                  WITNESSETH :

      WHEREAS, the Construction Agent, as Tenant, and Santa Maria Industrial Partners, L.P., a Delaware limited partnership, as Landlord (the "Landlord"), have entered into a Lease Agreement dated as of December 19, 2003 (the "Site Lease"), pursuant to which the Construction Agent has agreed to lease from the Landlord the Site on which the Facility will be constructed and the Construction Agent has granted to the Owner a perfected, first priority floating lien pledge (prenda sin transmision de posesion) (the "Floating Lien") over the Pledged Assets (as defined therein);

      WHEREAS, the Owner, as Lessor of each Unit, the Equipment and the Facility, and the Construction Agent, as Lessee of each Unit, the Equipment and the Facility, are parties to that certain Master Lease Agreement dated as of November 8, 2004, by and between the Owner, as owner and Lessor, and the Company, as Lessee;

      WHEREAS, the Owner is either a party to the other Project Documents or the Construction Agent's assets and rights under such other Project Document are covered by the Floating Lien; and

      WHEREAS, subject to the terms and conditions hereof, (a) the Owner desires to appoint the Company as its sole and exclusive agent, in respect of each Unit, the Equipment and the Facility, to purchase the Units (title to which shall be taken in the name of Owner) and to arrange and pay for the refurbishment, delivery and installation of each Unit, the Equipment and the Facility on the Site, (x) to oversee the performance of the Landlord under the Site Lease and of Ford under the Ford Supply Agreement and of each other party to any other Operative Document during the Construction Period, (y) to import certain Units and Equipment into Mexico and (z) to perform the other Project Obligations (as defined in Section 2.1) and (b) the Company desires, for the benefit of the Owner, to accept such appointment pursuant to the terms of this Construction Agency Agreement.

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 Defined Terms.Capitalized terms used and not otherwise defined herein, or in Section 23 of the Lease shall have the meanings assigned thereto in Appendix A for all purposes hereof; and the general provisions and rules of interpretation set forth in Appendix A shall apply to this Construction Agency Agreement.

                                   ARTICLE II

                               GENERAL PROVISIONS

      SECTION 2.1 Appointment and Acceptance.

      (a) Pursuant to and subject to the terms and conditions set forth herein and in the other Operative Documents, the Owner, hereby designates and appoints the Company as its exclusive representative and as agent to perform the duties described under this Construction Agency Agreement and the other Operative Documents (whether as a party or as conditional assignor to the Owner) during the term of this Construction Agency Agreement, and the Company hereby unconditionally accepts such designation and appointment, and the Company hereby agrees to perform its duties, without any fee or other monetary compensation for serving in such capacity, under this Construction Agency Agreement and the other Operative Documents (whether as a party or as conditional assignor to the Owner) during the Construction Period (collectively, the "Project Obligations"), including, without limitation: (i) performance of all obligations of the Owner under the Purchase Documents and the other Project Documents, (ii) performance of all obligations of the Company as the "Tenant" under the Site Lease and the "Supplier" under the Ford Supply Agreement and (iii) causing the purchase (title to be taken in the name of the Owner), import (on behalf of the Owner as provided herein), delivery, insuring, refurbishment, retrofit or technological upgrade, installation, development, testing, maintenance, construction and completion of each Unit, the Equipment and the Facility and the Construction Agent shall be responsible for direct payment to the appropriate Governmental Authority of all duties including, taxes, fees and expenses of any kind related thereto. To perform the agency granted hereunder the Owner shall grant on the date hereof in favor of the Construction Agent a special power-of-attorney for administration acts in terms of the second paragraph of article 2554 of the Federal Civil Code of Mexico and its correlative articles of the Federal District of Mexico in the form of Exhibit VI hereto.

      (b) The Construction Agent agrees to perform the Project Obligations in compliance with all Applicable Laws, Governmental Approvals, Insurance Requirements and Prudent Practice, and otherwise in compliance with this Construction Agency Agreement, the Project Documents and all other Operative Documents.

      (c) In performing the Project Obligations, the Construction Agent shall act only as the Owner's agent and representative as set forth herein. The Construction Agent, as Owner's agent, shall issue and execute purchase orders and contracts negotiated by Construction Agent as may be required for the purchase of each Unit and the Equipment and the construction and operation of the Facility on the Site (collectively, "Third Party Contracts"). To the extent that Construction Agent has issued and executed Third Party Contracts when it was not acting solely as agent for the Owner, Construction Agent hereby irrevocably assigns to Owner all of the rights (but not the obligations) arising under and related to each and every such Third Party Contract and all documents executed pursuant thereto.

      (d) The Owner agrees to cooperate with any commercially reasonable request made by the Construction Agent with respect to the performance by the Construction Agent of its import obligations and all other obligations under this Construction Agency Agreement.

      SECTION 2.2 Delegation. Subject to the other terms and conditions of this Construction Agency Agreement and the other Operative Documents and consistent with Prudent Practice, the Construction Agent may delegate any of its Project Obligations (except with respect to the purchase of any Unit, the Equipment or the Facility) to agents, contractors, employees or attorneys in fact; provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Construction Agency Agreement.

      SECTION 2.3 Conditions Precedent. Conditions precedent to any Advance by the Owner include, but are not limited to, the following, each satisfactory in form and substance to the Owner, its counsel and the Consultants:

      (a) In respect of the initial Advance, completion of due diligence satisfactory to Owner with respect to the Construction Agent and Guarantor and operational, financial, regulatory, legal, environmental, all material third party agreements and other matters;

      (b) No material adverse change in Construction Agent or Guarantor or its respective business;

      (c) In respect of the initial Advance, the receipt of the Construction Budget, the Preliminary Specifications, the Drawings and Specifications, the Milestones and the assignment of all purchase orders from the Company to the Owner and the consents (unless waived in writing by the Owner) of the applicable Vendor. In respect of each Advance, receipt of detailed Unit and Equipment descriptions, invoices, bills of sale (except for Advances made as progress payments in respect of Unit(s), the Facility or Equipment covered by Purchase Documentation), location of each Unit and Equipment, evidence of compliance with all environmental and all other Governmental Authority requirements required at that stage of completion, and Purchase Documentation relating to purchase of Units, the Facility and Equipment and evidence of all other service, fees, insurance premiums, Taxes, duties and costs paid as Project Costs with Advance proceeds;

      (d) Receipt of the Landlord Consent, and all releases, estoppel agreements and landlord waivers and other documents, necessary to evidence and ensure Owner's continued ownership of each Unit and the Equipment free and clear of all Liens, claims and encumbrances and its access to each Unit and the Equipment in the event of a Construction Agency Event of Default but shall not be required for Equipment located at a Vendor for which a purchase order assignment and consent has been obtained and delivered to the Owner;

      (e) In respect of the initial Advance, the Construction Closing Date appraisal and, in respect of each subsequent Advance, an appraisal from the Appraiser hired by the Owner to tag each Unit and the Equipment purchased with the proceeds of such Advance by performance of a detailed or desktop review to be determined by the Owner;

      (f) In respect of the initial Advance, powers of attorney for non-U.S. Affiliates of Collins irrevocably designating Collins as agent for service of process, pursuant to the terms and conditions of the Intercompany Agreement and for each subsequent Advance, a power of attorney for any additional non-U.S. Affiliate of Collins, pursuant to the terms and conditions of the Intercompany Agreement;

      (g) In respect of the initial Advance, GE Commercial & Industrial Finance, Inc. customary opinions of counsel on tax, regulatory and other legal matters and the insurance certificates and broker's letter;

      (h) Officers' certificates including standard representations and warranties and that no Construction Agency Event of Default has occurred and is continuing, all patents and other intellectual property rights necessary to achieve Construction Completion and maintain Commercial Operation for each Unit, the Equipment and the Facility have been licensed to the Owner under the License Agreement, and there is no violation of Applicable Laws with respect to any Unit, the Equipment, the Facility, or the Site and, in respect of the initial Advance, Shareholders' Resolutions or Board of Directors approvals, as applicable, from the Construction Agent and Guarantor; notwithstanding the foregoing, each submission of a Funding Request by the Construction Agent shall be deemed to constitute a representation and warranty by the Construction Agent on the date of such Funding Request as to the matters specified in this paragraph;

      (i) In respect of the initial Advance, execution and delivery of this Construction Agency Agreement, the Lease, the agreed form of the Schedule (as defined in the Lease) including pricing assumptions and the reference indexing rates, the Guaranty Trust, the Floating Lien, the Stock Pledge, the License Agreement and the Guaranty and related Operative Documents;

      (j) Receipt by the Owner of an Acceptable Letter of Credit with respect to each Advance;

      (k) In respect of the initial Advance, to be delivered to the Owner within five (5) Business Days after funding, evidence of filing for registration of the Floating Lien to cover tangible and intangible property, permits, licenses or contracts of the Company which are material to any Unit, the Equipment or the Facility and construction or operation on the Site, in the applicable Public Registry of Commerce (Registro Publico of Comercio) of the place of corporate domicile of the Company.

      (l) [Reserved.]

      (m) In respect of the initial Advance, receipt of reports from Engineering Consultant, Environmental Consultant and Industry Consultant, with results satisfactory to the Owner and in respect to each Advance, approval by Engineering Consultant and confirmation of compliance with the Construction Budget, the Drawings and Specifications and the Milestones;

      (n) Such other documents and evidence with respect to the Construction Agent, Guarantor, any Unit, the Equipment, the Facility and the Site as the Owner shall reasonably request; and

      (o) No Construction Agency Event of Default, or event which with the giving of notice or passage of time would constitute a Construction Agency Event of Default, has occurred and is continuing.

      SECTION 2.4 Term. The term of this Construction Agency Agreement shall commence on the Construction Closing Date and shall terminate (subject to Section 7.1(e)) upon the first to occur of:

      (a) the termination of this Construction Agency Agreement by the Owner upon a Construction Agency Event of Default (it being understood and agreed that the Owner may also terminate the Construction Agent's agency in part with respect to any Project Obligation from time to time upon a Construction Agency Event of Default);

      (b) the full performance by the Construction Agent of all of its Project Obligations and the Construction Completion of the Facility such that it is capable of Commercial Operation and the receipt by the Owner of any amounts required to be paid by the Construction Agent in connection therewith and the termination of this Construction Agency Agreement;

      (c) the Construction Completion Date; or

      (d) the Construction Termination Date.

      SECTION 2.5 Representations of the Construction Agent. The Construction Agent hereby represents and warrants that:

      (a) the list of items set forth in the Construction Budget is accurate and complete and in addition to the items covered by the Floating Lien includes all of the Units and the Equipment and Soft Costs necessary to construct, install, use and operate the Facility in order to achieve Construction Completion on or before the Construction Termination Date and the Construction Agent is not aware of any existing condition or state of facts that is reasonably expected to result in any material or adverse change in the Construction Budget; and

      (b) the list of Existing Technology (as defined in the License Agreement) is accurate and complete and includes all of the patents, copyrights, trademarks and other intellectual property necessary for the Owner to construct, install, use and operate the Units, the Equipment and the Facility, to achieve Construction Completion and maintain Commercial Operation and to utilize the CD3 and Tactronic II cast skin (TAC II) technologies and processes.

      SECTION 2.6 Covenants of the Construction Agent. The Construction Agent hereby covenants and agrees that it will: (a) utilize all funds received by it from Advances, or cause such funds to be utilized, solely for the purpose of paying the Project Costs set forth in the applicable Funding Request as the same become due and payable (or for the purpose of reimbursing itself for the payment of Project Costs) as set forth in this Construction Agency Agreement, the Construction Budget, the Milestones and the applicable Project Document(s) and provide to the Owner invoices, bills of sale, warranty and patent and licensing assignments and other supporting documentation as the Owner may reasonably deem necessary to properly document all Advances for Project Costs;

      (b) use commercially reasonable efforts to submit within 15 days after this Construction Agency Agreement takes effect an acknowledgement of the execution of this Construction Agency Agreement (with the Construction Budget attached), in the applicable Public Registry of Commerce (Registro Publico of Comercio) of the place of corporate domicile of the Company and in the applicable Public Registry of Commerce (Registro Publico of Comercio) with jurisdiction over the Site;

      (c) cause the cost of constructing the Facility to be less than or equal to the amount of the Project Costs as set forth in the Construction Budget and acknowledges that in no event shall the Owner be required to exceed the Commitment;

      (d) cause construction of the Facility to be prosecuted diligently, continuously and substantially in accordance with the Project Documents and any other Operative Documents, including, without limitation, the undertaking of routine repairs and maintenance and all other acts necessary or advisable in connection with the purchase, import, construction, installation, use and performance testing of each Unit, the Equipment (including satisfactory completion of all test procedures and certificates of operation for any overhead cranes) and the Facility, and perform or cause to be performed fully and punctually all obligations of the "Tenant" under the Site Lease, the "Supplier" under the Ford Supply Agreement and the other Project Documents including the Preliminary Specifications, the Drawings and Specifications, the Construction Budget and the Milestones, in compliance with Applicable Laws (including all Environmental Laws and occupational safety requirements), Insurance Requirements set forth in Section 2.9 and manufacturer and supplier warranties and patents and licenses, Section 10 of the Lease and at all times to a standard consistent with Prudent Practice;

      (e) diligently administer the Site Lease, the Ford Supply Agreement and the other Project Documents, including:

            (i) overseeing purchasing of each Unit and the Equipment (title to which shall be taken in the name of the Owner) and arranging for the refurbishment and delivery of the Equipment to the Site and the development, design, construction and testing and all other Project Obligations with respect to each Unit, the Equipment and the Facility substantially in accordance with the Project Documents, including the Preliminary Specifications, the Drawings and Specifications, the Milestones and the Construction Budget;

            (ii) the maintenance of true, complete and correct copies of all Project Documents, all books and records with respect to the performance of the obligations of the Owner and the Construction Agent obligations under the Project Documents and a complete set of the current and (when available) "as-built" plans (and all supplements thereto) relating to each Unit, the Equipment and the Facility, and the provision of access to the Consultants for the review of such documents, books and records during normal business hours and at reasonable intervals consistent with the achievement of the timely completion of the Facility;

            (iii) the enforcement of performance by each party to each of the Project Documents of their respective obligations and warranties thereunder and the pursuit of remedies with respect to the breach of those obligations, including bringing or defending any claims or settling any disputes arising from Construction Agent's or any contractor's performance of its Project Obligations; and

            (iv) deliver to the Owner 30 days' prior written notice of any assignment, transfer or sale by Landlord of the Site and the Construction Agent agrees to use commercially reasonable best efforts to obtain, on or before the effective date of Landlord's assignment, transfer or sale, from any successor owner of the Site a consent and agreement on substantially the same terms and conditions as the Landlord Consent; provided that if such successor's consent and agreement is not obtained within 15 days after delivery by the Construction Agent of such notice, the Construction Agent shall, at the Owner's request, assign to the Owner all of the Construction Agent's right, title and interest in the Site Lease (subject to the right of the Owner to accept or reject, in its sole discretion, such assignment at any time within 45 days' thereafter) and if the Owner accepts such assignment of the Site Lease, the Owner shall be required to sublease to the Construction Agreement and the Construction Agent shall be required to sublease from the Owner the Site on the same terms and conditions as the Site Lease;

      (f) cause each Unit and the Equipment incorporated into the Facility to be purchased, refurbished, imported (on behalf of the Owner as provided herein), delivered, clearly and visibly tagged and identified as belonging to the Owner, constructed, installed, equipped, maintained and operated (i) in accordance with Prudent Practice, (ii) in accordance in all material respects with the Project Documents, (iii) in a manner such that it shall at all times remain personal property of the Owner, regardless of the degree of its annexation to any real property, and shall not by reason of any installation in, or annexation to, real or personal property become a part thereof, (iv) as required to maintain all material manufacturer or vendor warranties and all patent and license agreements with respect to each Unit, the Equipment and the Facility, (v) in compliance with all Insurance Requirements, and (vi) in compliance with all Applicable Laws and Governmental Approvals;

      (g) take all steps, actions, cautions and initiatives (subject to any limitations in any applicable Project Document) to minimize and mitigate the liabilities of the Owner, any delays, increased costs or disruption with respect to the Project Obligations relating to each Unit, the Equipment and the completion of the Facility and to protect and preserve the value of each Unit, the Equipment, the Facility and the Site and performance otherwise of all Project Obligations;

      (h) at all times provide on-site and other appropriate security at the Site and comply with the terms, conditions, covenants and prohibitions applicable to the Owner and Lessee as specified in the Project Documents;

      (i) cause all Liens on any Unit, the Equipment and/or the Facility and the Site (including Liens or claims for material supplied or labor or services in connection with the construction of the Facility), other than Permitted Liens, to be fully discharged and Construction Agent shall notify Owner of any additional tangible or intangible property, permits, licenses or contracts of the Company or its Affiliates which is material to any Unit, the Equipment or the Facility and construction and/or operation of the Facility;

      (j) ensure that (x) all water, sewer, electric, gases, telephone, security (including fire protection system) and drainage facilities and all other utilities required for the performance of the Project Obligations and commencement of Commercial Operation and Construction Completion of the Facility will be available when required and the Construction Agent agrees to provide promptly to Owner copies of all written agreements pertaining to utilities and the Site and means of access between the Site and the Facility and public highways and rail connections for pedestrians, motor vehicles and railcars will be available when required, pursuant to all necessary permits or Governmental Authority approvals required by Applicable Laws (including any that may be required under applicable Environmental Laws), contracts and easements and (y) all utilities serving the Facility or the Site, or proposed to serve the Facility or the Site in accordance with the Project Documents, are located in, and vehicular and railcar access to the Facility will be provided by, public or private rights-of-way abutting the Site;

      (k) ensure that all licenses, approvals, authorizations, patents, copyrights and trademarks, consents, permits (including occupancy, work, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including dedication, required for (w) the transfers, conveyances, assignments or other contemplated transactions in the Project Documents, (x) the construction of the Facility in accordance with the Construction Budget, the Preliminary Specifications, the Drawings and Specifications, the Milestones and the other Project Documents, the Lease and this Construction Agency Agreement, (y) the Construction Completion and Commercial Operation of the Facility, and (z) the use, generation, handling, treatment, storage, transport, disposal or disposition of any Hazardous Materials relating to any Unit, the Facility, and the Site during the construction of the Facility, will, in each case, be obtained from the appropriate Governmental Authorities having jurisdiction, prior to the time required by such Governmental Authority, Construction Agent (and not Owner) shall be solely responsible for complying with all Applicable Laws, including, but not limited to Environmental Laws, in connection with the installation, use, possession and operation of each Unit, the Equipment, the Facility and the Site and shall obtain and maintain on its own behalf the authorizations, licenses, permits, registrations and other documentation required in accordance with such Applicable Laws, Construction Agent (and not Owner) will be solely liable for any fines or penalties imposed by any Governmental Authority in connection with the foregoing;

      (l) cause the Facility to achieve Construction Completion on or prior to the Construction Termination Date;

      (m) notify the Owner in writing not more than five (5) Business Days after the Construction Agent first believes in its reasonable judgment that the Construction Completion Date will not occur on or prior to September 30, 2005 and submit with such notification a plan to achieve Construction Completion and Commercial Operation prior to the Construction Termination Date, as extended by the Construction Termination Extension;

      (n) notify the Owner in writing not more than five (5) Business Days after the Construction Agent first believes in its reasonable judgment that the Construction Completion Date will not occur on or prior to the Construction Termination Date, as extended by the Construction Termination Extension;

      (o) following the date of Substantial Completion (as defined in the Site Lease), (x) cause all outstanding items with respect to the Site Lease to be completed in a timely manner in accordance with the Project Documents, (y) cause final acceptance of the Site to be achieved in a timely manner in accordance with the Project Documents but in all events prior to the Construction Termination Date and (z) cause all outstanding punch list items with respect to the Facility to be completed in a timely manner and otherwise cause Construction Completion to be achieved in a timely manner in accordance with the Project Documents and the standards set forth in clauses (i) through (vi) of clause (f) of this Section 2.6 and Section 6.2 of this Construction Agency Agreement;

      (p) ensure that all liquidated damages (including, if a Construction Agency Event of Default has occurred and is continuing, the Ford E&D Reimbursement) and other amounts actually paid and received by the Construction Agent under the Project Documents are promptly paid to the Owner;

      (q) at the request of the Owner, (i) (A) discuss with the Consultants (x) those events in the Construction Documents requiring the review of the Engineering Consultant, (y) other matters under the Project Documents that (1) have been noted by the Consultants as significant matters or areas of concern,
(2) have been noted in any report or notice of the Construction Agent or any contractor or subcontractor delivered to Owner or (3) the Construction Agent deems significant (following consultation with the Consultants if requested) and
(z) those matters under this Construction Agency Agreement or other Project Documents requiring the consent of the Owner and (B) take the applicable Consultant's advice into consideration with respect thereto and (ii) arrange for the Owner and the Consultants to have access to the Site, each Unit, the Equipment and the Facility at all times during the Construction Period;

      (r) notify the Owner in writing not more than ten (10) Business Days after the Construction Agent, the Company or any Affiliate applies for, receives or enters into or obtains any New Rights (as defined in the Floating Lien), cause the Guarantor (and any of its Affiliates) to make available to the Owner pursuant to the License Agreement any intellectual property (including, without any limitation, any patents, improvements, derivations, derivative works, continuations, continuation-in-parts, divisionals, reissues or changes arising therefrom) which is necessary to achieve Construction Completion and maintain Commercial Operation and to utilize the CD3 and Tactronic II cast skin (TAC II) technologies and processes, and promptly register with the Mexican Institute of Intellectual Property (Instituto Mexicano de la Propriedad Industrial) the License Agreement with respect to all patents granted in Mexico including, without limitation, International Publication No. WO 03/031139A1 "Plastic Skin Forming Process" patent (if so registered in Mexico);

      (s) hold itself out solely as agent for the Owner, who shall be the owner of each Unit, the Equipment and of the Facility for all purposes;

      (t) comply with the requirements of "Reports" set forth in Exhibit IV of this Construction Agency Agreement; and

      (u) notwithstanding anything to the contrary in this Construction Agency Agreement or other Operative Documents, the Construction Agent, Guarantor and their respective Affiliates shall not modify, supplement or amend (i) the Insurance Requirements, the Site Lease, the Milestones or the Construction Budget, without the prior approval of the Owner and its Engineering Consultant or (ii) with respect to operations of the Facility at the Site the Ford E&D Reimbursement and the Ford Supply Agreement, the Preliminary Specifications or the Drawings and Specifications, in any manner which could have a material adverse effect on the Equipment or the Facility or the financial results of the Ford Supply Agreement or the financial condition of Lessee or Guarantor, without the prior approval (not to be unreasonably withheld) of the Owner and its Engineering Consultant.

      SECTION 2.7 [Reserved.]

      SECTION 2.8 Casualty Occurrence. The Construction Agent shall promptly notify the Owner in writing if the Facility or any Unit or Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged, including damages caused by a caso fortuito or fuerza mayor event, in the reasonable determination of the Construction Agent, or permanently rendered unfit for use from any cause whatsoever (including a violation of applicable Environmental Laws concerning or with respect to Hazardous Materials) (such occurrences being hereinafter called "Casualty Occurrences"). The parties hereby acknowledge and agree that the Facility and all Units and the Equipment shall be under the Construction Agent's care and attention at all times, and that the Construction Agent shall take all precautions and preventive measures to maintain the Facility and each and all Units and Equipment in working condition and to use the Facility and the Units and Equipment in accordance with this Construction Agency Agreement, therefore, the Construction Agent shall be responsible for any Casualty Occurrence. The foregoing shall not limit or otherwise affect any rights the Construction Agent may have against third parties, provided, however, that if, and for so long as, any default exists under this Construction Agency Agreement, the Construction Agent shall not take any action with respect to manufacturer or Vendor warranties or otherwise interfere with Owner's rights as owner. Unless otherwise expressly provided for in Section 2.9(f) of this Construction Agency Agreement and if any of the events set forth in the proviso to clause (ii) of Section 2.9(f) shall have occurred, on the first Business Day of the next succeeding month (or the following month if such period is less than ten (10) Business
Days) after a Casualty Occurrence (the "Payment Date"), the Construction Agent shall pay the Owner, as a contractual penalty (pena convencional), the sum of
(x) the Lease Investment Balance of the Facility or such Unit or Equipment calculated as of the first Business Day of the month next succeeding the date of such Casualty Occurrence ("Calculation Date"); and (y) all indemnity and other amounts which are due hereunder as of the Payment Date. Upon receipt of payment in full, the Construction Agent shall be entitled to receive from the Owner whatever interest the Owner has in the Facility or such Unit or Equipment, as the case may be, on an AS IS, WHERE IS basis.

      SECTION 2.9 Insurance.

      (a) Coverage. Without limiting any of the other obligations or liabilities of the Construction Agent under this Construction Period, Construction Agent shall, during the Construction Agency Agreement, carry and maintain, with respect to each Unit, the Equipment and the Facility, at its own expense, at least the minimum insurance coverage set forth in this Section 2.9. Construction Agent shall also carry and maintain any other insurance that the Owner may reasonably require from time to time. All insurance carried pursuant to this
Section 2.9 shall be placed with such insurers having a minimum A.M. Best rating of A:X (subject to Section 2.9(g)), and be in such form, with terms, conditions, limits and deductibles as shall be acceptable to Owner. The insurance required to be carried and maintained by Construction Agent hereunder shall, in all events, include the following:

            (i) All Risk Property Insurance. The Construction Agent shall maintain all risk property insurance covering the Equipment against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Coverage shall be written in the greater of the then current Lease Investment Balance or replacement cost value in an amount acceptable to Owner. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty and shall include expediting expense coverage in an amount not less than $1,000,000; and

            (ii) Business Interruption Insurance. As an extension of the insurance required under subsection (a)(i), the Construction Agent shall maintain, or cause to be maintained, business interruption insurance in an agreed amount equal to 12 months projected net profits, and continuing expenses and Project Costs. Deductibles shall not exceed 45 days; and

            (iii) Commercial General Liability Insurance. The Construction Agent shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, independent contractors and subcontractors, products/completed operations, property damage and personal injury liability. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable by Applicable Laws; and

            (iv) Workers' Compensation/Employer's Liability. The Construction Agent shall maintain (i) statutory insurance with the Mexican Institute of Social Security (Instituto Mexicano del Seguro Social) (I.M.S.S.) for its employees, or any other statutory insurance required by Mexican law with respect to work-related injuries, disease or death of an employee of the Construction Agent while at work or in the scope of his/her employment with the Construction Agent, (ii) workers' compensation insurance or any other statutory insurance required by applicable law with respect to work-related injuries, disease or death of any expatriate employee of Construction Agent while at work or in the scope of his/her employment with the Construction Agent and (iii) Employer's Liability in an amount not less than $1,000,000; and

            (v) Excess/Umbrella Liability. The Construction Agent shall maintain excess or umbrella liability insurance written on an occurrence basis in an amount not less than $25,000,000 providing coverage limits excess of the insurance limits required under sections (a)(iii) and (a)(iv) employer's liability only. Such insurance shall follow the form of the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable under Applicable Laws.

      (b) Endorsements. The Construction Agent shall cause all insurance policies carried and maintained in accordance with this Section 2.9 to be endorsed as follows:

            (i) The Owner shall be the named insured and the Construction Agent shall be an additional named insured and loss payee as its interest may appear with respect to the Equipment and the Facility covered by property policies described in subsection (a)(i) and (a)(ii). The Construction Agent shall be the named insured and the Owner shall be an additional insured with respect to liability policies described in subsections
      (a)(iii) and (a)(v). It shall be understood that any obligation imposed upon the Construction Agent, including but not limited to the obligation to pay premiums, shall be the sole obligation of the Construction Agent and not that of the Owner; and

            (ii) With respect to property policies described in subsections
      (a)(i) and (a)(ii), the interests of the Owner shall not be invalidated by any action or inaction of the Construction Agent, Collins or any other Person, and shall insure the Owner regardless of any breach or violation by the Construction Agent or any other Person, of any warranties, declarations or conditions of such policies; and

            (iii) Inasmuch as the liability policies are written to cover more than one insured, all terms conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

            (iv) The insurers thereunder shall waive all rights of subrogation against the Owner any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; and

            (v) Such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Owner with respect to its interests as such in the Equipment; and

            (vi) If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by the Construction Agent or the carrier which affects the interests of the Owner, such cancellation or change shall not be effective as to the Owner until 30 days, (except for non-payment of premium which shall be 10 days) after receipt by the Owner of written notice sent by registered mail from such insurer.

      (c) Certifications. On and thereafter during the Construction Period with respect to each Unit and the Equipment purchased by the Owner as of such date, and at each policy renewal, but not less than annually with respect to all Equipment then owned by the Owner, the Construction Agent shall provide to the Owner a certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated for such insurance required for this Section 2.9.

      (d) Insurance Report. Concurrently with the furnishing of all certificates referred to in this Section 2.9, the Construction Agent shall furnish the Owner with a statement from an independent insurance broker, acceptable to the Owner, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then maintained by the Construction Agent is in accordance with this Section 2.9. Furthermore, upon its first knowledge, such broker shall advise the Owner promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Construction Agent and/or user hereunder.

      (e) General. Upon request, the Construction Agent shall furnish Owner with copies of all insurance policies, binders and cover notes or other evidence of such insurance. Notwithstanding anything to the contrary herein, no provision of this Section 2.9 or any provision of this Construction Agency Agreement shall impose on the Owner any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Construction Agent, nor shall the Owner be responsible for any representations or warranties made by or on behalf of the Construction Agent to any insurance broker, company or underwriter. The Owner, at its sole option, may obtain such insurance if not provided by the Construction Agent and in such event, the Construction Agent shall reimburse the Owner upon demand for the cost thereof together with interest.

      (f) Proceeds of Insurance. Proceeds of any insurance covering damage or loss of any Unit, the Equipment and the Facility shall be payable to the Owner as loss payee and, so long as no Construction Agency Event of Default shall occur and be continuing, shall be applied as follows:

            (i) If the Construction Agent believes that, based on reasonable estimates of loss, the amount of insurance proceeds payable in respect of any casualty event or any series of related casualty events to be less than or equal to U.S.$5,000,000, the Construction Agent may elect to restore or replace the property affected by such casualty event without the consent of the Owner; provided that the Construction Agent certifies to the Owner that Construction Completion can be achieved for the Facility prior to the Construction Termination Date;

            (ii) If the Construction Agent believes that, based on reasonable estimates of loss, the amount of insurance proceeds payable in respect of any casualty event or any series of related casualty events to be in excess of U.S.$ 5,000,000, the Construction Agent may elect to restore or replace the property affected by such casualty event if the Construction Agent has delivered to the Owner, within twenty (20) days from the occurrence of such casualty event, a Construction Restoration or Replacement Plan with respect to such casualty that is based upon, or accompanied by, each of the following:

      (A)(1) a detailed breakdown of the nature and extent of such casualty event and (2) a bona fide assessment (from a contractor reasonably acceptable to the Owner) of the estimated cost and time needed to restore or replace the affected property; (B) satisfactory evidence that such insurance proceeds and the Company's other available funds are sufficient to make the necessary restorations to or replacement of the affected property such that Construction Completion will be achieved for the Facility prior to the Construction Termination Date; (C) delivery of an Authorized Officer's certificate of the Construction Agent certifying that, at the completion of the restoration or replacement, no Construction Agency Event of Default shall have occurred and be continuing in connection with such casualty event; and (D) confirmation by the Engineering Consultant of the Owner, of its agreement (based on the information available to them) with the matters set forth in clauses (A) through (B) above within twenty (20) days after the receipt of the foregoing information and its approval of such Construction Restoration or Replacement Plan; provided that, if the Construction Agent does not deliver such Construction Restoration or Replacement Plan within such 20 day period or if the Owner or its Engineering Consultant rejects the proposed Construction Restoration or Replacement Plan, the Construction Agent shall promptly pay, or cause to be paid, proceeds of any insurance to the Owner, as loss payee, which shall be applied, in the Owner's discretion, toward the replacement, restoration or repair of any Unit, the Equipment or the Facility to the condition required by Section 2.6(d) or
      (f) and Section 6.2 of this Construction Agency Agreement or towards payment of the Construction Agent's payment obligations under Section 2.8 of this Construction Agency Agreement; and

            (iii) If a Construction Agency Event of Default shall have occurred and be continuing, then the Construction Agent shall remit to Owner, as loss payee, proceeds of any insurance covering damage or loss which proceeds shall be applied, in Owner's discretion, to repair or replace the Facility, the Unit or the Equipment in accordance with clause (ii) above.

      (g) From the date hereof through December 1, 2004, the minimum rating requirement for insurers imposed by Section 2.9 (a) shall not apply to the following insurance carriers if such insurance carrier listed on subparagraphs
(i), (ii) and (iii) of this paragraph has an A.M. Best rating of A- or higher and if and so long as the Construction Agent's insurance broker provides a letter to the Owner on the date hereof and every quarter thereafter confirming such minimum rating for such insurance carrier:

            (i) Montpelier Reinsurance Company;

            (ii) Arch Reinsurance Company; and

            (iii) Converium provided, that in no event shall Converium Re be allowed to participate on the Construction Agent's insurance program after December 1, 2004.

      SECTION 2.10 Changes in the Construction Budget. Notwithstanding the provisions of Section 2.5(a) of this Construction Agency Agreement, the Owner and the Construction Agent acknowledge that during the Construction Period it may be necessary to add, delete or substitute one or more of the items set forth in the Construction Budget. Additions, deletions or substitutions in the Construction Budget may be accomplished after execution of this Construction Agency Agreement, as follows;

      (a) Those additions, deletions and substitutions that do not alter the Construction Budget by more than One Hundred Thousand Dollars ($100,000.00), may be accomplished unilaterally by the Construction Agent; provided that the Commitment is not exceeded. Such addition, deletion or substitution shall be effected by written notice from the Construction Agent to the Owner and shall be binding on the Construction Agent and the Owner;

      (b) Those additions and deletions, and those substitutions of a like-kind Unit or Equipment for which the cost is more than ten percent (10%) greater or less than the amount included in the Construction Budget for such Unit or Equipment, that alter the Construction Budget by more than One Hundred Thousand Dollars ($100,000.00) shall be accomplished by a written instrument prepared by the Construction Agent and signed by the Construction Agent and the Owner and the Engineering Consultant, stating their agreement on (i) the added, deleted or substituted item(s) in the Construction Budget, and (ii) the amount of the adjustment, if any, in the Construction Budget; provided that the Commitment is not exceeded (a "Change Order"). The Construction Agent shall provide to the Owner a description of each proposed addition, deletion and substitution to the Construction Budget set forth in a requested Change Order and supporting documentation satisfactory to the Owner and Consulting Engineer in respect thereof; and

      (c) If the aggregate amount of all additions, deletions and substitutions made to the Construction Budget from time to time after the Construction Closing Date is One Million Dollars ($1,000,000.00) or greater, all subsequent additions, deletions and substitutions to the Construction Budget will require a Change Order and shall be governed by the terms and conditions set forth in
Section 2.10(b) above.

      SECTION 2.11 Cost Overrun. If the Construction Agent wishes to acquire and install at the Site any equipment, or equipment parts, supplies or accessories pursuant to any cost overrun, change order or other variation in excess of available contingencies under the Construction Budget (a "Cost Overrun"), the Owner shall have the right, but not the obligation, to finance such Cost Overrun. The Construction Agent shall request an amendment to the Construction Budget to include any Cost Overrun and an Advance from the Owner to fund any Cost Overrun, which request may be accepted by Owner in its sole discretion. Notwithstanding the foregoing, to the extent any Cost Overrun of Equipment constitutes a Non-Severable Improvement (i) it must be and remain free and clear of all liens, claims and encumbrances and (ii) it shall be deemed solely the property of Owner and Owner shall receive a bill of sale for any such Nonseverable Improvement as a pre-condition to any Advance therefor.

                                   ARTICLE III

                            PAYMENT OF PROJECT COSTS

      SECTION 3.1 Funding of Project Costs.

      (a) During the Construction Period, the Construction Agent may request that the Owner advance funds up to and including the amount of the Commitment for the payment of Project Costs included in the Construction Budget (and the Construction Agent shall make all certifications and satisfy all requirements set forth in Article III and Section 2.3 of this Construction Agency Agreement in connection therewith), and the Owner agrees that it will so advance funds for the payment of Project Costs, up to and including an aggregate total amount equal to the Commitment, to the extent provided for under, and subject to the conditions, restrictions and limitations contained in this Construction Agency Agreement (an "Advance"). The Construction Agent and the Owner acknowledge and agree that the Construction Agent's right to obtain funds and obligation to advance funds for the payment of Project Costs is subject in all respects to the terms and conditions of this Construction Agency Agreement and each of the other Operative Documents. Whenever during the Construction Period the Construction Agent desires that the Owner provide an Advance of funds for use and application to pay Project Costs in accordance with the Operative Documents, the Construction Agent shall submit to the Owner a Funding Request (each, a "Funding Request") at least eight (8) Business Days prior to the last Business Day in any calendar month during the Construction Period on which the Construction Agent requires a distribution of funds (the "Requested Funding Date"), or in the case of the initial Advance of funds on the Construction Closing Date, at least three
(3) Business Days in advance of such date, subject to compliance with the applicable conditions precedent set forth in Section 2.3 of this Construction Agency Agreement (including an Acceptable Letter of Credit). Each Funding Request shall (i) be signed by an Authorized Officer of the Construction Agent, and be substantially in the form of Exhibit IX, (ii) be approved by Appraiser as evidenced by delivery to the Owner of a tagging Appraisal, (iii) be approved by Engineering Consultant and shall be in compliance with the Construction Budget, as evidenced by delivery to the Owner of a written certificate, and (iv) be accompanied by appropriate purchase orders, invoices and other relevant Purchase Documents, as applicable, and (v) be approved by the Owner. No more than one Advance may be requested and drawn in any calendar month (except for November 2004, during which two (2) Advances may be requested and drawn) and each Advance shall be in the amount of $25,000 or more (or the equivalent in Mexico currency thereof); provided that the Owner shall not be obligated to fund more than 20 Vendor invoices in the aggregate during any one calendar month, and the Owner shall pay such invoices directly to the Vendor (which may be the Company). Advances for invoices in compliance with the Construction Budget and the other terms and conditions of this Construction Agency Agreement may also be paid by the Construction Agent directly to the applicable Vendors, and the Owner shall reimburse the Construction Agent the amount of such payments at the end of each calendar month (subject to the Owner's receipt of evidence of the Construction Agent's payments thereof and the conditions set forth in the next preceding sentence).

      (b) If the conditions precedent to an Advance shall have been satisfied, then no later than 12:00 pm Noon, New York City time, on each Requested Funding Date, the Owner shall pay directly to the Vendor (which may be the Company) the amount designated in such Funding Request.

      SECTION 3.2 Ordering Equipment. The Construction Agent, pursuant to the agency granted to it by the Owner in Article I hereof, may order, receive and accept Units or the Equipment, on behalf of the Owner, and require the Owner to pay to the applicable Vendor(s) the purchase price for each Unit(s) or the Equipment which the parties agree will be leased to Lessee pursuant to the Lease, including the applicable Schedule thereto. Notwithstanding any provision to the contrary herein, the Construction Agent's ability to obligate the Owner to purchase any Unit or Equipment pursuant to such agency, shall be limited by the following: (i) the Construction Agent must issue a purchase order to the Vendor(s) of the Unit or Equipment and such purchase order must disclose to all Vendors that the Construction Agent is ordering the Unit(s) of Equipment as agent for the Owner; (ii) all of the Equipment ordered and/or accepted hereunder must be included in the Construction Budget and must meet at least one of the general description categories contained in the Construction Budget; (iii) the aggregate purchase price for all Equipment purchased in connection with any Funding Request must be less than, or equal to, the capitalized Lessor's Cost specified on that Funding Request; (iv) the purchase order must provide for passage of clear title to the Owner no later than upon payment of the full purchase price; (v) the purchase price of each Unit(s) or Equipment must not be more than the then current Fair Market Value therefore, as confirmed by tagging Appraisal; (vi) each piece of tangible personal property that constitutes Equipment must qualify for all the Tax Benefits in the hands of the Owner upon its purchase by the Construction Agent on behalf of the Owner when incorporated into the Facility and the Facility is placed in-service and (vii) with respect to any documentation, technical or confidential business information and/or software relating to any Unit or the Equipment (collectively, "Software"), the purchase order will grant the Owner a license to use the Software and will allow the Owner to grant a sublicense to the Lessee to use such Software pursuant to the Lease and will allow the Owner to grant a sublicense to a third party after a termination or the expiration of this Construction Agency Agreement or of the Lease in the event the Construction Agent or the Lessee, as the case may be, does not exercise any purchase option that may be provided to it in this Construction Agency Agreement or the Lease, as the case may be. The Company additionally agrees that all purchase orders executed by the Construction Agent hereunder shall otherwise be on terms and conditions acceptable to the Owner, in its sole discretion.

      SECTION 3.3 Receipt of and Payment for Equipment. With respect to any Unit(s) of Equipment ordered by the Construction Agent as Owner's agent pursuant to the terms and conditions of this Construction Agency Agreement, the Construction Agent agrees to perform all obligations of the purchaser in the time and manner required by the applicable purchase order, except that upon the request of the Construction Agent, the Owner shall, pay the purchase price thereof directly to the Vendor in the time and manner required by the purchase order, subject to the terms of the last sentence of Section 3.1(a) of this Construction Agency Agreement. Any request by the Construction Agent for the Owner to pay a Vendor the purchase price shall be accompanied by purchase orders (which comply with the conditions of Section 3.2), invoices and other documentation ("Purchase Documentation"), in form and substance satisfactory to the Owner in its sole discretion, which (i) describes all Units of Equipment ordered, received and accepted by the Construction Agent in connection with this Construction Agency Agreement and the Lease, including the applicable Schedule thereto, and (ii) includes evidence that upon payment of the purchase price to the Vendor for each such Unit of Equipment, clear title thereto shall pass from the Vendor to the Owner.

      SECTION 3.4 Reimbursement of Purchase Price. If (i) the Company has already purchased any Unit of Equipment (not purchased on behalf of the Owner) and on the Construction Closing Date is the owner of such Unit, free and clear of any Liens (including no Permitted Liens), or (ii) the Company has made partial payment of the purchase price for any

Unit of Equipment for which title thereto is retained by the Vendor, then upon receipt by the Owner of the applicable Funding Request (for which applicable conditions precedent have been satisfied or waived by the Owner) and the applicable Purchase Documentation (including evidence that Owner shall have free and clear title to such Units of Equipment upon payment in full of the purchase price to Vendor), the Owner shall, in the case of clause (i) above, reimburse the Company, in its capacity as Vendor, for the aggregate purchase price for all such Unit(s) of Equipment, and will acquire title over such Unit(s) of Equipment from the Company, free and clear of any Lien, and in the case of (ii) above, shall reimburse Company for the portion of the purchase price it has previously paid to the Vendor(s) with respect to such Unit(s) of Equipment and shall pay the remaining unpaid portion of the purchase price to the Vendor(s) as and when required by the Purchase Documents in accordance with the provisions of Section 3.3.

      SECTION 3.5 Advances for Fees, Transaction Expenses, Equity Yield and Soft Costs. Upon the execution and delivery by the Construction Agent of a Funding Request for the payment of Project Costs included in the Construction Budget (other than related to the purchase of an Unit(s) or the Equipment), the Owner shall advance the amount requested (provided, that in no event shall the Owner be required to exceed the Commitment amount) and shall pay such amount directly to the designated supplier of such services.

      (a) Commitment Fee. The parties agree that the total amount of the Commitment Fee shall be deemed fully earned at the Construction Closing Date and shall be satisfied at the time and in the manner as provided by the Fee Letter.

      (b) Transaction Expenses. All Transaction Expenses, including up to $150,000 in the aggregate of the Construction Agent's out-of-pocket expenses which are included in the Construction Budget and incurred in connection with this Construction Agency Agreement or the Lease, shall be included in Project Costs and shall be paid by the Owner in a lump sum to the applicable provider of such services (only with respect to the $150,000 of Construction Agent Transaction Expense, in advance) from proceeds of Advances requested by the Construction Agent in a Funding Request(s).

      (c) Equity Yield. Equity Yield shall accrue monthly (and regardless of whether a Funding Request or Advance is made for any given month) on each Advance funded by the Owner for each day during the Construction Period after which such Advance was made. Equity Yield accrued pursuant to this Construction Agency Agreement shall be calculated on the basis of a 360-day year for the actual days elapsed. Each determination of the rate of Equity Yield made by the Owner shall be conclusive and binding on the Construction Agent in the absence of manifest error. The Owner shall, at the request of the Construction Agent, deliver to the Construction Agent a statement showing the quotations used by the Owner to calculate any rate of Equity Yield.

      (d) Soft Costs. Soft Costs which are included in the Construction Budget and incurred in connection with this Construction Agency Agreement, shall be included in Project Costs and shall be paid by the Owner to the applicable provider of such services, from proceeds of Advances requested by the Construction Agent in a Funding Request(s).

      SECTION 3.6 Books and Records. The Construction Agent shall maintain full and accurate books and records of all Unit(s) of Equipment orders, service contracts, receipts and payments. All such books and records shall be maintained in a form acceptable to the Owner in its sole discretion. Such books and records shall be open for inspection and examination by the Owner and its representatives, including its accountants, the Appraiser and the Engineering Consultant, during the Construction Agent's normal business hours.

                                   ARTICLE IV

                                EVENTS OF DEFAULT

      SECTION 4.1 Construction Agency Events of Default. The occurrence of any of the following events during the Construction Period shall constitute an event of default under this Construction Agency Agreement (herein called a "Construction Agency Event of Default") and shall give rise to the rights and remedies of Owner set forth in Article V:

            (i) The Construction Agent (a) fails to apply any Advances made by the Owner to the payment of the appropriate Unit(s) or Equipment purchase price in accordance with the terms of this Construction Agency Agreement,
      (b) otherwise fails to apply any Advances made by the Owner to the payment of the appropriate Project Costs within thirty (30) days after receipt of written notice from the Owner or any contractor of the misapplication or
      (c) otherwise commits fraud in connection with the transactions contemplated hereby or by the Operative Agreements;

            (ii) The Construction Agent fails to maintain its insurance coverage or otherwise fails to fully satisfy the Insurance Requirements required under Section 2.9 of this Construction Agency Agreement;

            (iii) The Construction Agent breaches any of its other covenants or obligations hereunder (excluding those covenants and obligations covered by clauses (i) and (ii) above and clauses (vi), and (xvii) below) and the Construction Agent fails to cure each breach within 30 days after written notice thereof;

            (iv) A summary of the Site Lease is not filed for registration with the Public Registry of Commerce (Registro Publico de Comercio) with jurisdiction over the place where the Site is located within thirty (30) days after the Construction Closing Date;

            (v) Any representation or warranty made by the Construction Agent, Collins and/or its Affiliate in connection with any Construction Document, the Lease, the Guaranty, the License Agreement, the Site Lease, the Ford Supply Agreement, the Guaranty Trust, the Stock Pledge or the Floating Lien shall be false or misleading in any material respect;

            (vi) The Construction Agent shall or shall attempt to (except as expressly permitted by the provisions of this Construction Agency Agreement) sell, transfer, encumber (except to the extent of a Permitted
      Lien), or assign, any Unit, Equipment or any part thereof, or use any Unit, Equipment for an illegal purpose or permit the same to occur;

            (vii) Any certificate, statement, representation, warranty or audit contained herein or heretofore or hereafter prepared by and furnished by the Construction Agent or Collins to the Owner proving to have been false or misleading in any material respect at the time as of which the facts therein set forth were stated or certified;

            (viii) The Construction Agent or Collins admits in writing its inability to pay its debts as they become due, terminates its corporate existence, or ceases to do business as a going concern;

            (ix) The Construction Agent or Collins shall file a voluntary petition in bankruptcy concurso mercantil or a voluntary petition or answer seeking reorganization in a proceeding under any bankruptcy or receivership laws (as now or hereinafter in effect) or an answer admitting the material allegations of a petition filed against the Construction Agent or Collins in any such proceeding or the Construction Agent or Collins shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy concurso mercantil, receivership or other similar law providing for the reorganization or liquidation of corporations, or providing for an agreement, composition, extension or adjustment with its creditors;

            (x) Petition is filed against the Construction Agent or Collins in a proceeding under applicable bankruptcy laws, concurso mercantil, receivership or other insolvency laws, as now or hereafter in effect, and is not withdrawn, stayed or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or liquidation of corporations, which may apply to the Construction Agent or Collins any court of competent jurisdiction shall assume jurisdiction, custody or control of the Construction Agent or Collins or of any substantial part of their property, and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days;

            (xi) The Construction Agent shall have merged into, or conveyed, transferred or leased substantially all of its assets as an entirety to any Person (such Person being referred to as a "Successor" and such action(s) being referred to as an "Event)," unless prior to such Event,
      (i) the Successor is engaged in a similar line of business and is organized and existing under the laws of the United States of America, Mexico or any state thereof, (ii) after taking the transaction into account, the Successor or a substitute guarantor shall have a senior secured debt rating of "Ba1" or better from Moody's or a rating of "BB+" or better from S&P, (iii) the Successor or any substitute guarantor has a net worth of at least $300,000,000 and (iv) the Successor executes and delivers to the Owner an agreement containing an effective assumption by it of the due and punctual performance of the Construction Agent under the applicable Operative Documents to which the Construction Agent is a party;

            (xii) There occurs under the Credit Agreement, the Guaranty Trust, the Floating Lien, the Stock Pledge or the Site Lease an Event of Default (as such term is defined therein), or there occurs a Default (as such term is defined under the Lease) under the Lease, or there occurs a breach by Supplier under the Ford Supply Agreement or there occurs a default by Collins under the Guaranty or the License Agreement which has not been duly waived or cured thereunder;

            (xiii) If there occurs under any real property lease for which the Construction Agent is a tenant with respect to an Equipment Location (i) a payment default which has not been duly waived or cured thereunder; or
      (ii) with respect to any such real property lease that Owner or any Affiliate or assignees of Owner's interest herein, individually or collectively, has no control over the exercise of any remedy, a declaration of a default for which all applicable cure periods have lapsed or the commencement of the exercise of any remedy thereunder;

            (xiv) There occurs a default under any other agreement between Owner (or any Affiliate of Owner) and the Construction Agent or Collins including, without limitation, the Intercompany Agreement and the Fee Letter;

            (xv) There occurs a default under any of Collins; or the Construction Agent's credit agreements or financing facilities or similar arrangements under which, in each case any indebtedness equal to or exceeding an aggregate principal amount of $35,000,000 or more was created or is governed thereby which has not been duly waived or cured thereunder;

            (xvi) Collins shall no longer, directly or indirectly, control 100% of the equity interests in the Company or any successor entity other than as permitted by Section 4.1(xi);

            (xvii) The Construction Agent shall fail to maintain or to renew or replace at least 30 days before its expiring any Acceptable Letter of Credit in accordance with its terms and this Construction Agency Agreement;

            (xviii) Any Acceptable Letter of Credit shall cease to be binding on the provider thereof, shall be rendered unenforceable in any material respect, or any such provider thereof shall expressly renounce or repudiate in writing its obligations thereunder (unless such Acceptable Letter of Credit has been replaced by a replacement Acceptable Letter of Credit);

            (xix) The direct or indirect contest by the Construction Agent of the validity of the Lien granted in favor of, or for the benefit of, Owner in any of the Operative Agreements (including the Floating Lien), or the taking of any action by the Construction Agent to repudiate, or purport to discontinue or terminate this Construction Agency Agreement or any of the other Operative Documents;

            (xx) If this Construction Agency Agreement or any of the other Operative Documents shall cease (1) to be a legal, valid and binding obligation, or (2) to be in full force and effect;

            (xxi) The Construction Agent shall fail to cause Construction Completion to be achieved for an amount less than or equal to the Commitment.; or

            (xxii) The Lessee fails to deliver to Lessor at the Construction Completion Date its Certificate of Acceptance (as defined in the Lease) with respect to each Unit, the Equipment and the Facility.

                                    ARTICLE V

                                    REMEDIES

      SECTION 5.1 Remedies for Construction Agency Events of Default.

      (a) The Construction Agent shall give the Owner notice, as soon as possible, of the occurrence of any Construction Agency Event of Default.

      (b) In the event of a Construction Agency Event of Default under Section 4.1(viii),(ix),(x) and (xi), this Construction Agency Agreement shall terminate automatically and the Construction Agent shall be required, immediately and automatically, to pay to the Owner an amount equal to 100% of all Advances for Project Costs, accrued Equity Yield on Advances, the Owner's out-of-pocket fees, costs and expenses, including breakage costs, plus any other amounts owed to the Owner by the Construction Agent, Lessee, Guarantor or their respective Affiliates under the Operative Documents, incurred by Owner in connection with each Unit, the Equipment and the uncompleted Facility and the Operative Documents (the "Lease Investment Balance").

      (c) In the event of a Construction Agency Event of Default under any other subparagraph under Section 4.1, the Owner shall have to right to elect to proceed, at its sole election, under the provisions of Section 5.1(c)(i) or
Section 5.1(c)(ii) hereof:

            (i) The Owner may elect to terminate this Construction Agency Agreement by giving the Construction Agent written notice of such termination. If the Owner elects to terminate this Construction Agency Agreement, the Construction Agent shall have the option to purchase on an AS IS, WHERE IS BASIS, all, but not less than all, Units, the Equipment, and the Facility for an amount equal to the Lease Investment Balance (plus all applicable taxes), together with any other sums due under this Construction Agency Agreement on such date.

                  (A) If the Construction Agent elects to exercise its purchase option in accordance with this Section 5.1(c)(i), the Construction Agent shall give the Owner notice of its intention to do so no later than fifteen (15) days following notification by the Owner that the Owner has elected to terminate this Construction Agency Agreement (time being of the essence). The purchase of all, but not less than all, Units, the Equipment, and the Facility by the Construction Agent pursuant to this Section 5.1(c)(i) shall be completed no later than fifteen (15) days following the date of such notice from the Construction Agent.

                  (B) If the Construction Agent does not elect to exercise its purchase option in accordance with this Section 5.1(c)(i), or if after having exercised its purchase option in accordance with this Section 5.1(c)(i) fails to complete the purchase pursuant to the terms of this Section 5.1(c)(i), the Owner shall retain title to each Unit, the Equipment and the Facility, free and clear of any interest of the Construction Agent, the Lessee under the Lease, and the Company, and the Owner shall have the right:

                        (1) in the event the Owner is exercising its remedies as a result of any Construction Agency Event of Default described under Sections 4.1(i) through (vii) or (xii) through (xxii) above that arises, in whole or in part, as a consequence of a Full Recourse Event (each a "Full Recourse Construction Agency Event of Default"), to require the Construction Agent to pay to the Owner immediately upon receipt of such notice an amount equal to the Lease Investment Balance. In the event the Owner elects to proceed under this
Section 5.1(c)(i)(B)(1), the Owner shall have the right to require the Construction Agent, at the Construction Agent's cost, to return each Unit, the Equipment and the Facility to the Owner in compliance with all of the "Return Requirements" set forth in Exhibit IV of this Construction Agency Agreement and thereafter, the Owner can remarket and lease or sell any Unit, the Equipment or the Facility, in its sole discretion. The proceeds derived from any such lease or sale, net of all normal and customary costs, closing costs and carrying costs, shall be distributed first, to the Owner in the amount of the Lease Investment Balance, second, to the extent the Construction Agent has paid to the Owner the Lease Investment Balance, to the Construction Agent to reimburse it to the extent of its payment of the Lease Investment Balance, and third to the Owner to the extent remaining proceeds received are in excess of the unpaid Lease Investment Balance.

                        (2) in the event the Owner is exercising its remedies as a result of any Construction Agency Event of Default described under Sections 4.1(i) through (vii) or (xii) through (xxii) above that does not arise, in whole or in part, as a consequence of a Full Recourse Event (each a "Limited Recourse Construction Agency Event of Default"), to require the Construction Agent to pay to the Owner immediately upon receipt of such notice an amount equal to eighty-nine and nine tenths percent (89.9%) of all advances theretofor made for GAAP Defined Project Costs, incurred for the uncompleted Facility (the "Recourse Obligation"). In the event the Owner elects to proceed under this Section 5.1(c)(i)(B)(2), the Owner shall have the right to request the Construction Agent, at the Construction Agent's cost, to return each Unit, the Equipment and the Facility to the Owner in compliance with all of the "Return Requirements" set forth in Exhibit IV of this Construction Agency Agreement and thereafter, the Owner can remarket and lease or sell any Unit, the Equipment or the Facility, in its sole discretion. The proceeds derived from any such lease or sale, net of all normal and customary costs, closing costs and carrying costs, shall be distributed first, to the Owner in the amount of the excess of the Lease Investment Balance over the Recourse Obligation payment, if any, received by the Owner, second, to the extent the Construction Agent has paid to the Owner the Recourse Obligation, to the Construction Agent to reimburse it to the extent of its payment of the Recourse Obligation, and third, to the Owner to the extent remaining proceeds received are in excess of the unpaid Lease Investment Balance.

            (ii) The Owner may elect to complete construction of the Facility and to commence the Lease (upon achievement of the Construction Completion Date requirements).

      (d) In addition to the foregoing remedies, if a Construction Agency Event of Default shall have occurred and is continuing, then (unless the Construction Agent has purchased the Facility pursuant to Section 5.1(c)(i)(A)), the Owner may, at its sole discretion, elect to exercise any or all of its rights under the Floating Lien, with respect to any of the property, permits or other interests of the Company covered thereby which relate to any Unit, the Equipment, the

Facility or the Site, the License Agreement, with respect to intellectual property owned by Collins and/or under the Guaranty Trust and the Stock Pledge, with respect to the Company's shares of stock; provided, however, that with respect to any Limited Recourse Construction Agency Event of Default, the Owner may only exercise any or all of its rights under the Guaranty Trust if the Construction Agent has failed to timely and fully perform any of its obligations under Section 5.1(c)(i)(B)(2). In the event the Owner elects to exercise its remedies under Section 5.1 by both leasing or selling any Unit, the Equipment or the Facility and electing to exercise its rights under the Guaranty Trust, with respect to the Company's shares of stock, in no event shall the Owner be entitled to retain proceeds from such remedies in excess of the Lease Investment Balance and any other amounts owed to the Owner by the Construction Agent, the Lessee, the Guarantor or their respective Affiliates under the Operative Documents.

      (e) In addition to the foregoing remedies, if a Construction Agency Event of Default shall have occurred and is continuing, then (unless the Construction Agent has purchased the Facility pursuant to Section 5.1(c)(i)(A)), the Owner may, at its sole discretion, with respect to any Unit or Equipment for which a partial or progress payment has been made by or on behalf of the Owner, elect to pay the balance owed with respect to any such Unit or Equipment to purchase such Unit or Equipment and to receive title thereto, free and clear of all Liens. If such Construction Agency Event of Default is the result of a Limited Recourse Construction Agency Event of Default, the parties acknowledge and agree that "all advances theretofor made" pursuant to Section 5.1(c)(i)(B)(2) for such Unit or Equipment shall be the entire purchase price paid (including, without limitation, the balance of the purchase price paid by the Owner pursuant to this
Section 5.1(e) after a Limited Recourse Construction Agency Event of Default has occurred and is continuing).

      (f) After a Construction Agency Event of Default shall have occurred and is continuing, at the Owner's request and at the Construction Agent's expense, the Construction Agent shall, as soon as reasonably possible, retain a qualified and competent Environmental Consultant (who is acceptable to the Owner) to undertake the Environmental Evaluations.

      (g) In the event the Owner has terminated this Construction Agency Agreement after the occurrence of a Construction Agency Event of Default and at the time of such termination the Construction Agent is occupying the Site, the Construction Agent's right to lawfully occupy the Site shall immediately cease upon the Owner's election to foreclose the Floating Lien with respect to the Site Lease and within thirty (30) days of receipt of written demand from the Owner, the Construction Agent agrees that it shall vacate the Site without causing any damage thereto. The Construction Agent's failure to vacate as provided above shall be deemed a trespass and the Owner shall have all rights at law and equity with respect to such occurrence.

      (h) After a Construction Agency Event of Default shall have occurred and is continuing, the parties agree that the Owner shall have the right to terminate the Company as Construction Agent (it being agreed that such termination shall not relieve the Company of any liabilities incurred prior to such termination) and to appoint, at the Company's expense, a successor construction agent (in the Owner's sole discretion).

      SECTION 5.2 Full Recourse Events. As used herein, "Full Recourse Event" means any Construction Agency Event of Default arising in whole or in part as a consequence of any of the following:

            (a) Any fraudulent act or omission of Lessee or the Construction Agent in connection with the (i) the negotiation, execution, delivery, consummation and/or performance of any operative document; or (ii) the acquisition, construction or operation of each Unit, the Equipment and the Facility;

            (b) The misapplication of any Advance or any portion thereof or any other funds made available to Lessee, the Construction Agent, or any of their respective Affiliates;

            (c) An insolvency event affecting the Construction Agent, Lessee or Guarantor;

            (d) Lessee, Guarantor, the Construction Agent or any of their respective Affiliates shall breach any of their respective obligations, covenants, representations or warranties under any Operative Document or any other contractual agreement or Governmental Approval relating to any Unit, the Equipment or the Facility;

            (e) Failure of the Company to make any payment due under the Construction Agency Agreement or the Lease or other Operative Documents including, without limitation, any amounts owed to the Owner with respect to a Limited Recourse Construction Agency Event of Default; or

            (f) Failure of the Construction Agent to timely achieve Construction Completion of the Facility so that it is capable of Commercial Operation by the Construction Completion Date, unless a Construction Termination Extension is consented to by the parties (such consent not to be unreasonably withheld) in which case, by the Construction Termination Date, in accordance with predetermined Milestones and the other Project Documents.

      SECTION 5.3 No Limitations. Nothing herein shall be construed as a limitation on (A) the right of the Owner to recover damages (including but not limited to attorneys fees and other legal costs) following the occurrence and continuance of a Construction Agency Event of Default from the proceeds of each Unit, the Equipment, the Facility, the Guaranty, the Floating Lien, the Guaranty Trust, the Stock Pledge, the Ford E&D Reimbursement and the Acceptable Letter of Credit or any other collateral, or (B) any claim for indemnity as permitted and subject to the limitations stated herein.

                                   ARTICLE VI

             FEE; LIABILITIES OF CONSTRUCTION AGENT; ACKNOWLEDGMENTS

      SECTION 6.1 Construction Agency Compensation. The Construction Agent will not be entitled to, and the Owner shall have no obligation to pay, any fee or other compensation for the performance of the Construction Agent's obligations under this Construction Agency Agreement.

      SECTION 6.2 Construction Agent Acknowledgments. The Construction Agent hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of the Facility, any Unit or Equipment from any cause whatsoever. The foregoing shall not limit or otherwise affect any rights the Construction Agent may have against third parties; provided, however, that if, and for so long as, any default exists under this Construction Agency Agreement, the Construction Agent shall not take any action with respect to manufacturer or Vendor warranties or otherwise interfere with Owner's rights as owner. The Construction Agent acknowledges and agrees for the benefit of the Owner that (x) after acceptance by the Construction Agent, each Unit, the Equipment and the Facility are in its control and possession during the Construction Period, (y) the Construction Agent is responsible for the acts and omissions of its contractors, subcontractors and agents to the extent such acts and omissions relate to the Project Obligations and (z) all Units, the Equipment, the Facility (including any replacements thereof or substitutions therefor) and the Site shall be under the Construction Agent's care and attention at all times and the Construction Agent shall take all precautions and preventive measures to deliver, install, maintain and use each and all Units, the Equipment, the Facility and the Site in working order and to use the Units, the Equipment, the Facility and the Site in accordance with the Operative Documents, therefore, the Construction Agent shall be responsible for any loss, damage or destruction of any Unit, the Equipment, the Facility, and/or the Site. The foregoing shall not limit or otherwise affect any rights the Construction Agent may have against third parties, provided, however, that if, and for so long as, any default exists under this Construction Agency Agreement, the Construction Agent shall not take any action with respect to manufacturer or Vendor warranties or otherwise interfere with Owner's rights as owner.

      SECTION 6.3 Consequential Damages. The Construction Agent waives, to the maximum extent not prohibited by Applicable Law, any right it may have against the Owner to claim or recover any loss of profit, loss of use, loss of production, loss of contracts, loss of savings for any other indirect or consequential loss or damage that may be suffered by the Construction Agent, whether caused by breach of contract, tort (including but not limited to negligence), strict liability or otherwise.

                                  ARTICLE VII

                                 INDEMNIFICATION

      SECTION 7.1 General, General Tax and Environmental Indemnity.

      (a) The Construction Agent hereby agrees to defend, indemnify, save and keep harmless (on an After-Tax Basis), Owner, its shareholders, agents, directors, officers, employees, successors and assigns (each an "Indemnified Party"), from and against any and all losses, damages, penalties and injuries suffered by such Indemnified Party, and claims (including Environmental Claims), actions and suits against such Indemnified Party (herein a "Claim"), including reasonable legal expenses, of whatsoever kind and nature, in contract or tort law, whether caused by the active or passive negligence of the Owner (other than gross negligence or willful misconduct) arising out of or related to this Construction Agency Agreement, the transaction contemplated hereby or by the other Operative Documents or the enforcement hereof or related to any Unit, the Equipment, the Facility or the Site, including, but not limited to, Owner's strict liability in law, arising out of the selection, importation, manufacture, purchase, acceptance or rejection of any Unit, Equipment, the Facility or the Site, the ownership or possession thereof, and the delivery, import, possession, maintenance, use, condition, return or operation of any Unit, the Equipment or the Facility (including, without limitation, latent and other defects, whether or not discoverable by Owner or the Construction Agent and any claim for patent, trademark or copyright infringement or environmental loss or damage) and the violation of any Environmental Law by the Construction Agent; provided, that such indemnity, including the indemnity provided for in subparagraph (d) of this
Section 7.1, shall not be available to the extent (i) such Claim is attributable to the gross negligence, willful misconduct or breach of this Construction Agency Agreement by such Indemnified Party, or (ii) such Claim arises and relates to periods after the later of (x) the termination or expiration of this Construction Agency Agreement or (y) the return of any Unit, the Equipment or the Facility in accordance with the terms hereof. The Construction Agent shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

      (b) Except as provided below in Section 7.1(c) hereof, the Construction Agent shall have no liability for (i) taxes imposed by the United States of America or any State or political subdivision thereof which are based on or measured by the gross or net income, gross or net worth or profit of the Owner,
(ii) taxes imposed on the Owner that would not have been imposed but for an Owner's Lien or (iii) any Mexican Taxes imposed on the gross or net income, gross or net worth, or profit of Lessor, including Mexican Taxes imposed on gross or net income, gross or net worth, or profit as a result of a Change in Law in Mexico, except to the extent such Mexican net income Taxes are the result of an act or omission of Lessee (other than an act or omission required by the Operative Documents) (collectively, the "Excluded Taxes").

      The Construction Agent shall report (to the extent that it is legally permissible) and pay, prior to delinquency, subject to the Construction Agent's right to contest the same in accordance with clause (iii) of the definition of Permitted Lien, all taxes, fees, duties and assessments due, imposed, assessed or levied against: (i) any Unit, the Equipment, the Facility or the Site (or the construction, import, installation, financing, refinancing, warranty, ownership, maintenance, repair, condition, alteration, modification, improvement, restoration, refurbishing, rebuilding, transport, assembly, repossession, dismantling, abandonment, retirement, decommissioning, storage, replacement, return, acquisition, sale or other disposition, insuring, sublease, manufacture, design, acceptance, rejection, purchase, ownership, delivery, leasing, possession, mortgaging, operation or other use or non-use of any thereof, in each case, by the Construction Agent or any Affiliate or any other user or Person in possession of any Unit or the Equipment (or any part thereof)); (ii) any amounts paid or payable hereunder (subject to the last sentence of Section
8.2 and 8.3 of this Construction Agency Agreement) or the other Operative Documents; (iii) any of the Operative Documents; (iv) the conduct of business or affairs of the Construction Agent or any Affiliate thereof; (v) the Owner (with respect to Operative Documents or any transactions contemplated hereby); or (vi) the Construction Agent, by any foreign, Mexican or United States federal, state or local government or taxing authority in any of the foregoing related to any of the transactions contemplated by the Operative Documents, including, without limitation, all license and registration fees, and all sales, use, personal property, real property, ad valorem, value added, rental, transfer, excise, gross receipts, goods and services, franchise, stamp or other taxes, imports, customs or other duties and charges, other than Excluded Taxes, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). The Construction Agent shall (i) pay, indemnify and hold harmless the Owner (on an After-Tax Basis) upon receipt of written request for reimbursement for any Taxes (but excluding the Excluded Taxes) charged to or assessed against the Owner, (ii) on request of the Owner, submit to the Owner written evidence of the Construction Agent's payment of Taxes, (iii) on all reports or returns show the ownership of each Unit, the Equipment and the Facility, and (iv) send a copy of the reports or returns referred to in clause
(iii) above to the Owner; provided, however, that the Construction Agent shall have no liability for taxes imposed on the Owner resulting from (w) the willful misconduct or gross negligence of the Owner, (x) taxes imposed on the Owner that would not have been imposed but for Owner's breach of any covenant or the inaccuracy of any representation or warranty of the Owner under this Construction Agency Agreement, except to the extent attributable to a breach of covenant or inaccuracy of a representation by the Construction Agent or an Affiliate thereof, (y) taxes imposed on Owner that would not have been imposed but for an Owner's Lien, or (z) any Mexican withholding Taxes imposed on a transferee of Lessor to the extent such Mexican withholding Taxes exceed the Mexican withholding Taxes that would have been imposed on Lessor in the absence of a transfer other than Taxes imposed in connection with a Construction Agency Event of Default or Taxes imposed in the After-Tax Basis calculation; provided further, however that in the event that if either the Owner or GECMG, participate any of their respective interests in this transaction to a third party, such participant shall not be entitled to receive any greater payment under this Section 7.1(b) than the Owner would have been entitled to receive with respect to the participation sold to such participant, other than in connection with a Construction Agency Event of Default or Taxes imposed in the After-Tax Basis calculation. At the Owner's request, the Construction Agent, as the Owner's agent, shall pay directly any such Taxes imposed.

      (c) This Construction Agency Agreement has been entered into on the assumption that (i) Owner will be treated as the owner of each Unit, the Equipment and the Facility, and (ii) the Owner will be entitled to all tax benefits reflected in Exhibit II of this Construction Agency Agreement ("Tax Benefits") in the hands of the Owner (all references to the Owner in this
Section include the Owner and its assignees and the consolidated taxpayer group of which the Owner and any assignee is a member), for the term of this Construction Agency Agreement as well as the term of the Lease.

      If, with respect to any portion of the Construction Period, for any reason whatsoever (i) tax counsel of Owner, reasonably acceptable to Construction Agent, shall determine that due to an act or failure to act by Construction Agent, a change in law or a breach or inaccuracy of the assumptions identified in Exhibit II to this Construction Agency Agreement or a breach of Construction Agent's representations in Section 2.5 to the extent applicable to the Construction Period there is not a reasonable basis for Owner to claim, or Owner is required to reduce, defer, recompute or recapture, on its United States Federal income tax return all or any portion of the Tax Benefits with respect to the Facility or is required to include any amounts in income other than those identified in paragraph (d) of Exhibit II to this Construction Agency Agreement, or (ii) any such Tax Benefit claimed on the United States Federal income tax return of Owner is disallowed, reduced, deferred, recomputed or recaptured, or
(iii) Owner shall become liable for additional tax as a result of a substitution or modification of, or an attachment, addition or alteration to the Equipment, the sale or transfer of any Unit or Equipment by Construction Agent to Owner at any time or any assignment of purchase orders with respect to additional Equipment from Construction Agent to Owner (any such determination, disallowance, adjustment, recomputation or recapture being hereinafter called a "Loss"), then Construction Agent shall pay to Owner, as an indemnity on an After-Tax Basis, such amount as shall, in the reasonable opinion of Owner, reimburse Owner for such additional United States Federal, state, local and foreign income taxes payable by Owner. Such amount shall be payable upon demand after Owner has suffered a Loss accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. If Owner actually realizes a tax benefit as a result of a loss of a Tax Benefit for which Construction Agent has indemnified Owner and such tax benefit was not taken into account in computing the amount of such indemnity payment, Owner shall pay to Construction Agent the amount of such tax benefit actually realized. Any subsequent loss of such tax benefit by Owner shall be deemed to be a loss of Tax Benefit subject to indemnification hereunder. Anything in this Section to the contrary notwithstanding, Construction Agent shall have no obligation to indemnify Owner from or against any such Loss to the extent that such Loss is caused by: (i) any failure by Owner to properly or timely claim on its United States Federal income tax return any Tax Benefit on any Equipment (unless such failure is based upon a determination by tax counsel of Owner reasonably acceptable to Construction Agent that Owner has no reasonable basis to claim such Tax Benefit with respect to such Equipment); (ii) any failure of Owner to have sufficient taxable income to benefit from the Tax Benefits; (iii) any liability of Owner for any alternative minimum taxes; (iv) any voluntary sale or participation or other voluntary disposition of its interest under this Construction Agency Agreement or any Equipment by Owner other than (x) after a Construction Agency Event of Default, (y) as a result of a Substitution by Construction Agent, or (z) as a result of any act or failure to act by Construction Agent; (v) any event which results in a payment by Construction Agent in an amount equal to, or measured by, the Stipulated Loss Value to the extent that such Loss was included in Owner's calculation of such Stipulated Loss Value; (vi) any change in tax law enacted and effective after the Basic Lease Commencement Date other than changes of tax law relating to acts or omissions of Construction Agent whether or not permitted by this Construction Agency Agreement (unless required by the Operative Documents); (vii) the application of the mid-quarter convention within the meaning of Section 168(d)(4)(C) of the Code or the "short year" provisions of the Code or regulations thereunder; (viii) any willful misconduct or gross negligence of Owner; (ix) the failure of Owner to take action in a timely manner in contesting any action which reasonably could result in the payment by Construction Agent in respect of a Loss, but only if such failure effectively precludes Owner or where applicable, Construction Agent, in its contest of any claim and only to the extent Owner has a reasonable basis for so contesting the action and the contest would have been otherwise reasonable given the relevant facts and circumstances, or (x) the failure of the Owner to be structured in a manner that the income or loss generated by the transactions contemplated hereby are reflected on the consolidated U.S. Federal income tax return which includes the U.S. corporate entities that own the equity interests in the Owner.

      (d) Construction Agent shall defend, indemnify (on an After-Tax Basis) and hold harmless Owner and its Affiliates, successors and assigns, directors, officers, employees and agents, from and against any Environmental Claim and, unless Construction Agent is then contesting in good faith such Environmental Claim and Construction Agent has set aside on its books appropriate reserves therefor, Construction Agent shall fully and promptly pay, perform and discharge any such Environmental Claim.

      (e) Notwithstanding anything to the contrary in this Construction Agency Agreement, all liabilities and obligations of Construction Agent that accrued prior to any termination of this Construction Agency Agreement and the indemnities set forth in this Article VII shall survive any termination of this Construction Agency Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.1 Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be in writing , personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below or at such other address as such party shall from time to time designate in writing to the other party; as shall be effective from the date of receipt.

If to the Construction Agent:  Collins & Aikman Automotive Company de Mexico,
                               S.A. de C.V. Calle 17 y 34 S/N, Ampliacion
                               Morelos, Saltillo, C.P. 25017,
                               Saltillo,
                               Coahuila, Mexico.
                               Attention: Maria Luisa Rico Rojas
                               Telephone: (844) 411 54 01 or (844) 411 54 09.
                               Facsimile:  (844) 4 11 54 43

With a copy to:                Baker & McKenzie
                               Blvd. Manuel Avila Camacho 1, piso 12, Plaza
                               Scotiabank Inverlat,
                               Lomas de Chapultepec, 11009 Mexico, D.F.
                               Attention: Jorge Pelaez Bolanos
                               Telephone: (5255) 5279-2900 or (5255) 5279-2907
                               Facsimile: (5255) 5557-8812

If to the Owner:               GE Capital de Mexico S. de R.L. de C.V.
                               Prolongacion Reforma No. 490
                               Piso 3 Col. Santa Fe
                               Mexico, DF  01210
                               Attention: Evaristo Israel Martinez, Controller
                               Telephone: (5255) 52576201
                               Facsimile: (5255) 52576240

With copies to:                GE Commercial Finance
                               Commercial & Industrial Finance
                               401 Merritt 7
                               Norwalk, CT 06851-1177
                               Attention: Portfolio Manager

                               GE Commercial Finance
                               Commercial & Industrial Finance
                               401 Merritt 7
                               Norwalk, CT  06851-1177
                               Attention: General Counsel

      SECTION 8.2 Successors and Assigns. (a) This Construction Agency Agreement shall be binding upon and inure to the benefit of the Owner, the Construction Agent and their respective successors and permitted assigns; provided, however, that, except as provided in Section 4.1(xi) hereof, the Construction Agent may not assign this Construction Agency Agreement or any of its rights or obligations hereunder in whole or in part to any Person without the prior written consent of the Owner and any attempt to do so shall be null and void. The Owner may, without the consent of the Construction Agent, assign any or all of its right, title and interest in this Construction Agency Agreement, provided, that so long as no Construction Agency Event of Default has occurred and is continuing, the Owner will not assign all or any portion of its right, title and interest in this Construction Agency Agreement to (i) a Competitor of the Construction Agent or (ii) any entity that the Construction Agent determines, based on written advice of its auditors and as confirmed to the Owner in an Officer's Certificate of the Construction Agent delivered to the Owner within ten days after receipt of notice by the Owner as to the identity of the proposed transferee, will result in the Construction Agent consolidating its financial reports with such entity. The Construction Agent agrees that it will pay all amounts due under this Construction Agency Agreement and the other Operative Documents to the Owner; provided, however, if the Construction Agent receives written notice of an assignment from the Owner, the Construction Agent will pay all amounts payable under this Construction Agency Agreement or any other Operative Document to such assignee or as instructed by the Owner. The Construction Agent agrees reasonably to cooperate with the Owner in connection with any such proposed assignment, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgments, as reasonably may be required by the Owner or such assignee, and the delivery of all information concerning the Construction Agent and Guarantor that is reasonably necessary for the Owner to complete the assignment; and the Construction Agent further agrees to confirm in writing receipt of a notice of assignment as reasonably may be requested by assignee. The Construction Agent hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim that the Construction Agent has or may at any time have against the Owner for any reason whatsoever, provided, however, that nothing contained in this sentence shall be construed as a waiver by Construction Agent of its right to assert against Owner, in a separate action against Owner, any claims that the Construction Agent has against Owner. The parties acknowledge and agree that the Construction Agent shall not be liable for or incur any increase or withholding of Taxes as a result of such assignment by the Owner other than Taxes imposed in the After-Tax Basis calculation; provided, that no Construction Agency Event of Default has occurred and is continuing.

      SECTION 8.3 Participation; Syndication. Construction Agent acknowledges that it has been advised that the interest of the Owner in this Construction Agency Agreement and the other Operative Agreements and/or the Facility may be conveyed to or participated to, in whole or in part, and may be used as security for financing obtained from, one or more third parties without the consent of Construction Agent pursuant to a syndication. In connection herewith GECMG may initiate discussions with potential participants regarding their participation in this transaction. Construction Agent and its management will assist in all syndication efforts. Such assistance will include, but not be limited to: (i) prompt assistance in the preparation of an information memorandum and verification of the accuracy and completeness of the information contained therein; (ii) preparation of other information, offering materials and projections by the Construction Agent and its advisors taking into account this transaction; (iii) providing GECMG with all information reasonably deemed necessary by GECMG to complete the syndication successfully; (iv) confirmation as to accuracy and completeness of such information, offering materials and projections; (v) participation of Construction Agent's senior management in meetings and conference calls with potential lenders and Rating Agencies, if applicable, at such times and places as GECMG may reasonably request; and (vi) using best efforts to ensure that the syndication efforts benefit from all existing lending and investor relationships. GECMG reserves the right to provide to industry trade organizations information necessary and customary for General Electric Capital Corporation's inclusion as lead arranger in league table measurements. The parties agree that all information provided to the Owner from the Construction Agent, Lessee, Collins, as Guarantor, and any affiliate thereof and/or any third parties acting on behalf of such parties may be used in the syndication process and confidentiality agreements will not be required from other investors (other than GECMG's standard confidentiality statements). The parties acknowledge and agree that the Construction Agent shall not be liable for or incur any increase or withholding of Taxes as a result of such participation or syndication by the Owner other than Taxes imposed on an After-Tax Basis; provided, that no Construction Agency Event of Default has occurred and is continuing.

      SECTION 8.4 GOVERNING LAW AND JURISDICTION. THIS CONSTRUCTION AGENCY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF MEXICO. FOR THE INTERPRETATION AND COMPLIANCE WITH THIS AGREEMENT, THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLE SUBMIT THEMSELVES TO THE JURISDICTION OF THE COMPETENT COURTS OF MEXICO CITY, FEDERAL DISTRICT OF MEXICO, MEXICO, EXPRESSLY WAIVING ANY OTHER JURISDICTION TO WHICH THEY MAY BE ENTITLED BY REASON OF THEIR PRESENT OR FUTURE DOMICILE, OR FOR ANY OTHER REASON.

      SECTION 8.5 Judgment Currency. (a) Obligation to Pay in Dollars. The Construction Agent's obligations under this Construction Agency Agreement to make payment in Dollars (the "Obligation Currency" shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation currency, except to the extent that such tender or recovery results in the effective receipt of the full amount of the Obligation Currency expressed to be payable under this Construction Agency Agreement. If, for the purpose of obtaining or enforcing judgment against the Construction Agent in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which Citibank N.A. could purchase Dollars with such Judgment Currency in accordance with normal banking procedures in New York City, State of New York, United States of America, as of the day (or, if such day is not a Business Day, on the next succeeding

Business Day) on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

      (b) Additional Amounts. If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due from the Construction Agent, the Construction Agent covenants to pay, or cause to be paid, such additional amounts, if any (but, in any event, not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award against it at the rate of exchange prevailing on the Judgment Currency Conversion Date. If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due that results in the Construction Agent paying an amount in excess of that necessary to discharge or satisfy any judgment against it, the Owner shall transfer or cause to be transferred to the Construction Agent the amount of such excess (net of any Taxes and reasonable and customary costs incurred in connection therewith).

      (c) Determination of Amount. For purposes of determining the applicable currency equivalent or other rate of exchange under this Section 8.5, such amount shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

      SECTION 8.6 Labor Relations. The Construction Agent acknowledges and agrees that there is no employment relationship between the Owner and the personnel, employees, and subcontractors of the Construction Agent or its Affiliates, and responsibility for such labor relationships belongs exclusively to the Construction Agent or its Affiliates in accordance with the requirements of articles 8, 10, and 20 of the Mexican Federal Labor Law (Ley Federal del Trabajo). The Construction Agent or its Affiliates is the "Employer" for all purposes of Mexico law with respect to all of the personnel and employees at the Construction Agent's service, and they are the only person benefiting from the services rendered by such personnel and employees.

      The Construction Agent represents and warrants that it or its Affiliates has the legal and economic capacity to comply with its labor obligations, so that it or its Affiliates shall be solely responsible for all obligations with respect to their respective personnel and employees.

      Therefore, in the case of any labor dispute between the Construction Agent and its or its Affiliate's and its personnel, employees and subcontractors, in which, for any reason, the Owner is involved, the Construction Agent shall release and indemnify the Owner (on an After-Tax Basis) from any kind of claim made against it by any of the Construction Agent's or its Affiliate's personnel, employees and subcontractors, and the Construction Agent shall have the obligation to pay any amounts as indemnification (severance) and other claims made by any personnel, employee, or subcontractor, and the Construction Agent hereby releases the Owner from any responsibility therefor.

      The Construction Agent shall reimburse the Owner, for all costs and expenses caused by any labor dispute filed directly or indirectly against the Construction Agent or the Owner or with respect to any Unit, the Equipment and/or the Facility.

      The Construction Agent represents and warrants that it or its Affiliate is solely responsible for fulfillment of its obligations with respect to their respective personnel, employees and subcontractors with regard to the Mexican Institute of Social Security (IMSS), Employee Housing Fund Institute (INFONAVIT) and Retirement Savings Fund System (SAR), so that it or its Affiliate shall be solely responsible to cover the quotas and contributions required by reason of its personnel, employees and subcontractors before IMSS, INFONAVIT and SAR. Therefore, in the case of any kind of claim related to IMSS, INFONAVIT, or SAR, involving the Owner in any way, the Construction Agent will hold the Owner harmless from such claims and will be solely responsible for any such claims.

      The Construction Agent shall reimburse the Owner, all costs and expenses caused by any dispute filed directly or indirectly against the Construction Agent, or the Owner or with respect to any Unit, the Equipment and/or the Facility relating directly or indirectly to IMSS, INFONAVIT or SAR.

      SECTION 8.7 Survival; Owner Cure and Overdue Rate.

      (a) The representations, warranties and covenants of the Construction Agent herein shall be deemed to survive the closing hereunder. The obligations of the Construction Agent under Section 7 hereof which accrue during the Construction Period and obligations which by their express terms survive the termination of this Construction Agency Agreement, shall survive the termination of this Construction Agency Agreement.

      (b) In case of a failure of the Construction Agent to comply with any provision of this Construction Agency Agreement, Owner shall have the right, but shall not be obligated, to effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Owner in effecting such compliance (together with interest thereon at the Overdue Rate) shall be paid to Owner within 5 days after the date Owner sends notice to the Construction Agent requesting payment. Owner's effecting such compliance shall not be a waiver of Construction Agent's default.

      (c) Any amount not paid to Owner when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of the Index Rate plus 2% per annum or the maximum rate allowed by law (the "Overdue Rate").

      SECTION 8.8 Further Assurances. Construction Agent agrees, upon Owner's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Owner, and to execute and deliver to Owner such further documents, instruments and assurances and to take such further action as Owner from time to time reasonably may request in order to carry out the intent and purpose of the transactions contemplated hereunder and by the other Operative Documents.

      SECTION 8.9 Time. Time is of the essence of this Construction Agency Agreement and the other Project Documents. Owner's failure at any time to require strict performance by Construction Agent of any of the provisions hereof and the other Project Documents shall not waive or diminish Owner's right thereafter to demand strict compliance herewith or therewith.

      SECTION 8.10 Amendments and Waivers. This Construction Agency Agreement, each Exhibit and each Appendix constitute the entire agreement of the parties with respect to the subject matter hereof. This Construction Agency Agreement, together with the other Operative Documents, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties. No term or provision of this Construction Agency Agreement may be terminated, amended, supplemented or modified, or compliance therewith waived, except by an instrument or instruments in writing, executed by the Owner and the Construction Agent.

      SECTION 8.11 Counterparts. This Construction Agency Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      SECTION 8.12 Severability. Any provision of this Construction Agency Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 8.13 Headings and Table of Contents. The headings and table of contents contained in this Construction Agency Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      SECTION 8.14 Knowledge of Owner. For all purposes of this Construction Agency Agreement, the Owner shall not be deemed to have knowledge of any Construction Agency Event of Default or default or event of default under any of the Operative Documents unless the Owner receives written notice thereof given by the Construction Agent, in accordance with the terms of this Construction Agency Agreement.

                [Remainder of Page is Intentionally Left Blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Construction Agency Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               COLLINS & AIKMAN AUTOMOTIVE
                               HERMOSILLO, S.A. DE C.V.,
                               as Construction Agent

                               By:      /s/ Maria Luisa Rico Rojas
                                   ---------------------------------------------
                                   Name: Maria Luisa Rico Rojas
                                   Title: Attorney-in-fact

                               GE CAPITAL DE MEXICO, S. DE R. L. DE C.V.
                               as Owner

                               By:      /s/ Evaristo Israel Martinez
                                   ---------------------------------------------
                                   Name: Evaristo Israel Martinez
                                   Title: Controller

                                                                      APPENDIX A
                                                          TO CONSTRUCTION AGENCY
                                                                       AGREEMENT

                            APPENDIX A - DEFINITIONS

GENERAL PROVISIONS

      In this Appendix A and each Operative Document (as hereinafter defined), unless otherwise provided herein or therein:

            (i) the terms set forth in this Appendix A or in any such Operative Document shall have the meanings herein provided for and any term used in an Operative Document and not defined therein or in this Appendix A but in another Operative Document shall have the meaning provided for in such other Operative Document;

            (ii) any term defined in this Appendix A by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto whether or not such other document, instrument or agreement is in effect;

            (iii) words in the singular include the plural and vice versa;

            (iv) words referring to a gender include any gender;

            (v) a reference to a part, clause, section, paragraph, article, party, annex, appendix, exhibit, schedule or other attachment to or in respect of an Operative Document is a reference to a part, clause, section, paragraph, or article of, or a party, annex, appendix, exhibit, schedule or other attachment to, such Operative Document unless, in any such case, otherwise expressly provided in any such Operative Document;

            (vi) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, codes, proclamations and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in such Operative Document;

            (vii) a definition of or reference to any document, instrument or agreement includes each amendment or supplement to, or restatement, replacement, substitution, successor, modification or novation of, any such document, instrument or agreement unless otherwise specified in such definition or in the context in which such reference is used;

            (viii) a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time unless otherwise specified;

            (ix) if a capitalized term describes, or shall be defined by reference to, a document, instrument or agreement that has not as of any particular date been executed and delivered and such document, instrument or agreement is attached as an exhibit to the Participation Agreement (as hereinafter defined), such reference shall be deemed to be to such form and, following such execution and delivery and subject to paragraph (vii) above, to the document, instrument or agreement as so executed and delivered;

            (x) a reference to any Person (as hereinafter defined) includes such Person's successors and permitted assigns;

            (xi) any reference to "days" shall mean calendar days unless "Business Days" or "LIBOR Business Days" (as hereinafter defined) are expressly specified;

            (xii) if the date as of which any right, option or election is exercisable, or the date upon which any amount is due and payable, is stated to be on a day that is not a Business Day or a LIBOR Business Day, as the case may be, such right, option or election may be exercised, and such amount shall be deemed due and payable, on the next succeeding Business Day or the next succeeding LIBOR Business Day, as the case may be, with the same effect as if the same was exercised or made on such date or day and no interest shall accrue or be payable with respect to such payment;

            (xiii) words such as "hereunder", "hereto", "hereof" and "herein" and other words of similar import shall, unless the context requires otherwise, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof; and

            (xiv) a reference to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof and of each Operative Document the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

DEFINED TERMS

      "Acceptable Letter of Credit" shall mean a valid and enforceable irrevocable transferable letter of credit executed and delivered pursuant to
Section 2.3(j) of this Construction Agency Agreement in substantially the form of Exhibit I hereto and otherwise in form and substance acceptable to Owner that is: (1) issued by an Acceptable Letter of Credit Bank to Owner (or its Affiliate or other designee), (2) having a stated expiration date of not earlier than 364 days after the date of original issuance, (3) drawable in full if not renewed or replaced with an Acceptable Letter of Credit 30 days before its expiry, (4) having, as of the date of issuance, a stated amount not less than the Required Amount, (5) payable and drawable at an office of such issuing bank in the United States, (6) payable in U.S. dollars in immediately available funds, (7) issued under arrangements not illegal for the parties to enter into, (8) is governed by the Uniform Customs and Practice for Documentary Credits (revision effective January 1, 1994), International Chamber of Commerce Publication No. 500 or the International Standby Practices (ISP98) International Chamber of Commerce Publication No. 590, and, to the extent not inconsistent therewith, the laws of New York State, and (9) which shall permit the beneficiary thereof to assign its interest without the consent of such Acceptable Letter of Credit Bank.

      "Acceptable Letter of Credit Bank" shall mean a bank (1) the senior unsecured debt obligations (or long-term deposits) of which upon the date of issuance of an Acceptable Letter of Credit is rated at least "A3" by Moody's and at least "A-" by S&P, with capital in excess of $500,000,000.00, (2) from whom receipt of a letter does not violate Owner's then current policies including its credit and lending country exposure limits, which country limits shall be deemed satisfied if the bank is a United States bank, (3) as to whom there shall be no material litigation or arbitration proceeding threatened pending between Owner and such bank and (4) whom is otherwise reasonably acceptable to Owner acting in good faith.

      "Additional Construction Document" shall mean any material contract or undertaking to which the Construction Agent or the Owner is a party relating to the development, construction, operation, administration or maintenance of any Unit, the Equipment or the Facility entered into after the Construction Closing Date.

      "Advance" shall have the meaning set forth in Section 3.1(a) of the Construction Agency Agreement, in each case, made in accordance with the applicable Operative Document.

      "Adverse Environmental Condition" shall refer to (i) an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any Hazardous Material in violation of any Environmental Law, at, in, by, or from the Facility or any Equipment, (ii) the generation, handling, use, transportation, storage, treatment or disposal of Hazardous Material in connection with the construction of the Facility, each Unit and the Equipment and the Site in violation of any Environmental Law, or (iii) the violation, or alleged violation, of any Environmental Law resulting from ownership, possession, use, operation or modification of the Facility, each Unit and the Equipment and the Site.

      "Affiliate" of any specified Person shall mean any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" when used with respect to any particular Person shall mean the power to direct, or cause the direction of, the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling", "controlled" and "under common control" have meanings correlative to the foregoing; provided, however, that any Person owning, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other members of the Governing Body of a corporation, or 10% or more of the partnership or other ownership interests of any other Person, is deemed to control such corporation or other Person.

      "After-Tax Basis" shall mean, in the context of determining the amount of a payment to be made on such basis, the payment of an amount which, after reduction by the net increase in Taxes of the recipient (actual or constructive) of such payment, which net increase shall be calculated by taking into account any reduction in such Taxes resulting from any tax benefits realized or to be realized by the recipient as a result of such payment, shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision, all income taxes payable and tax benefits realized or to be realized shall be determined on the assumptions that (i) the recipient is subject to applicable income taxes at the highest marginal tax rates then applicable to widely held corporations that are in effect in the applicable jurisdictions for the relevant period or periods and (ii) all related tax benefits are utilized at the highest marginal tax rates then applicable to widely held corporations that are in effect in the applicable jurisdictions for the relevant period or periods, and shall take into account the deductibility of state and local income taxes for U.S. Federal income tax purposes.

      "Applicable Laws" means all laws, judgments, decrees, ordinances and regulations and any other governmental rules, orders and determinations and all requirements having the force of law, now or hereafter enacted, made or issued, whether or not presently contemplated, including (without limitation) compliance with all requirements of zoning laws, labor laws and Environmental Laws, compliance with which is required with respect to any Unit, the Equipment, the Facility and the Site, whether or not such compliance shall require structural, unforeseen or extraordinary changes to any Unit, the Equipment, the Facility and the Site or the operation, occupancy or use thereof.

      "Applicable Margin" shall mean (i) 4.75% per annum during the Construction Period up to but not including any Construction Termination Extension and (ii) 6.25% per annum during any Construction Termination Extension.

      "Appraiser" shall mean Deloitte & Touche LLP and/or Hilco Appraisal Services, LLC, licensed appraisers pursuant to Title XI of FIRREA (as determined by Owner).

      "Authorized Officer" shall mean, with respect to any Person, its Chairman of the Board, its Chief Executive Officer, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (A) that has the power to take the action in question and has been authorized, directly or indirectly, by the Governing Body of such Person, (B) working under the direct supervision of such Chairman of the Board, Chief Executive Officer, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (C) whose responsibilities include the administration of the transactions and agreements contemplated by the Operative Documents and the overall transaction.

      "Breakage Costs" shall mean an amount equal to the amount, if any, required to compensate the Owner or the Lessor, as the case may be, for any additional losses (including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by the Owner to fund its obligations under the Operative Documents, but excluding any lost profits) that it may sustain or incur.

      "Business Day" shall mean any day other than a Saturday, a Sunday, and any day on which commercial banking institutions located in Mexico, City, Federal District of Mexico, Mexico, or the State of New York are authorized by law or other governmental action to close.

      "Calculation Date" shall have the meaning set forth in Section 2.8 of the Construction Agency Agreement.

      "Casualty Occurrence" shall have the meaning set forth in Section 2.8 of the Construction Agency Agreement.

      "Change in Law" shall mean any change in, or the introduction, adoption, effectiveness or phase-in of any Applicable Law or in the interpretation, re-interpretation or application thereof or compliance by any Person with any request or directive (whether or not having the force of law) from any Governmental Authority made subsequent to the date of the Construction Agency Agreement.

      "Change Order" shall have the meaning set forth in Section 2.10(b) of the Construction Agency Agreement.

      "Claim" shall have the meaning set forth in Section 7.1(a) of the Construction Agency Agreement.

      "Closing Appraisal" shall mean the appraisals, dated the Construction Closing Date, prepared by an Appraiser and addressed to the Owner, which Closing Appraisal shall:

            (i) confirm that the Facility Cost shall be equal to the aggregate fair market value of the Facility on the Lease Commencement Date;

            (ii) determine the economic useful life of the Facility and confirm that the Facility shall be reasonably estimated on the Lease Commencement Date to have (i) a remaining economic useful life equal to 133.33% of the Basic Lease Term and (ii) a fair market value at the end of the Basic Lease Term equal to at least 20% of the Facility Cost, without regard to inflation or deflation during the Basic Lease Term;

            (iii) confirm that it is reasonable to expect that upon expiration or termination of the Lease, it will be commercially feasible for a party other than the Company to operate the Facility;

            (iv) allocate the percentage of the Facility Cost eligible for each category of Depreciation Deduction;

            (v) confirm orderly liquidation values for the Units, the Equipment and the Facility; and

            (vi) address any other matters that the Owner shall request.

      "Code" shall mean the Internal Revenue Code of 1986, as amended and superceded from time to time, and the rules and regulations promulgated thereunder.

      "Collins" means Collins & Aikman Products Co., a Delaware corporation.

      "Commercial Capacity" shall mean the capacity specified in the Ford Supply Agreement.

      "Commercial Operation" shall mean the capability of the Facility to operate in all respects as required by the Ford Supply Agreement and at Commercial Capacity and which satisfies the Construction Completion requirements.

      "Commitment" shall mean (i) U.S.$80,000,000 for Units, the Equipment, the Facility and Soft Costs, plus (ii) all of the Equity Yield accrued during the Construction Period, plus (iii) the Commitment Fee, plus (iv) Transaction Expenses, including up to $150,000 in the aggregate of the Construction Agent's out-of-pocket Transaction Expenses, incurred in connection with Project Costs, the Construction Budget and this Construction Agency Agreement, but in no event, in the aggregate greater than U.S.$90,000,000.

      "Commitment Fee" shall mean the "Commitment Fee" as such term is defined in the Fee Letter.

      "Company" shall mean Collins & Aikman Automotive Hermosillo, S.A. de C.V., a Mexican sociedad anonima de capital variable.

      "Competitor" shall mean any Person which competes with the Construction Agent in the interior automotive trim business, provided that Competitor shall not mean any Affiliate of Owner that is engaged as a passive investor in the lease financing of equipment as an equity or debt investor in any such Person provided, that the financial organizations of automobile original equipment manufacturers shall not be considered "Competitors".

      "Consultants" shall mean the Appraiser, the Engineering Consultant, Industry Consultant and the Environmental Consultant.

      "Construction Agency Agreement" shall mean the Construction Agency Agreement, dated as of November 8, 2004, between the Construction Agent and the Owner.

      "Construction Agency Event of Default" shall have the meaning set forth in
Section 4.1 of this Construction Agency Agreement.

      "Construction Agent" shall mean the Company in its capacity as agent under the Construction Agency Agreement.

      "Construction Budget" shall mean the budget attached as Exhibit VIII to the Construction Agency Agreement, which budget sets forth all costs to be incurred for the purchase (in the name of the Owner), modification, technological upgrade, delivery, installation of each Unit and the Equipment and including all Soft Costs for the development, construction, start-up and testing of the Facility, as may be amended, modified or adjusted in accordance with the Construction Agency Agreement.

      "Construction Closing Date" shall mean November [_____], 2004.

      "Construction Completion" shall mean the Facility is completed and in Commercial Operation, which is expected to be September 30, 2005. The Facility will be deemed to be completed upon receipt by Owner of evidence, satisfactory in form and substance, of (i) certification by Ford Motor Company through its Production Part Approval Process ("PPAP"), (ii) successful completion of fundings of Project Costs in accordance with the Construction Budget for the purchase, refurbishment, delivery and installation of all Units, the Equipment and the Facility at the Site, (iii) certification of satisfactory completion by the Engineer Consultant hired by the Owner to monitor successful completion of the Facility, (iv) the Appraisal (as defined in the Lease) by the Appraiser and a tax opinion, (v) Lessee's Certificate of Acceptance, (vi) Lessee's acceptance of an amended Schedule, including acknowledgment of repricing and representation and warranty that the conditions precedent to the Lease have been satisfied,
(vii) title to each Unit, the Equipment and the Facility, is held by Owner, free and clear of all Liens, (viii) the Facility and the Site satisfy all environmental, health and safety requirements, and (ix) all permits necessary to operate each Unit, the Equipment and the Facility, for which failure to obtain could have a material adverse effect.

      "Construction Completion Date" shall mean the date upon which Construction Completion is achieved and the Basic Term (as defined in the Lease) commences with respect to the Facility.

      "Construction Documents" shall mean, collectively, the Site Lease, the Ford Supply Contract, the Construction Budget, the Milestones, the "Preliminary Specifications" as defined in Section 6(a) of the Site Lease, the "Drawings and Specifications" as defined in Section 6(b) of the Site Lease, the License Agreement and any other Additional Construction Documents or other agreements with architects or contractors entered into by the Construction Agent in connection with the construction of the Facility and in accordance with the Construction Agency Agreement.

      "Construction Period" shall mean the period that commences on the Construction Closing Date and ends on the Lease Commencement Date.

      "Construction Restoration or Replacement Plan" shall mean a plan and time schedule for the application of insurance proceeds in the case of a casualty event (including a Casualty Occurrence)and any other funds available to the Construction Agent with which to restore or replace any property affected by a casualty event (including a Casualty Occurrence).

      "Construction Termination Date" shall mean twelve (12) months after the Construction Closing Date; provided, however, that if through no fault of the Construction Agent the Facility has not then been completed but can reasonably be anticipated to be completed and Construction Completion achieved within the next six (6) months, the Construction Termination Date shall be extended by six
(6) months (the "Construction Termination Extension").

      "Construction Termination Extension" shall have the meaning set forth in the definition of "Construction Termination Date".

      "Contaminant" shall mean those substances, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances and Hazardous Materials in general, which are regulated by or form the basis of liability under any Environmental Law.

      "Cost Overrun" shall have the meaning set forth in Section 2.11 of the Construction Agency Agreement.

      "Credit Agreement" shall mean the Credit Agreement dated as of December 20, 2001 as Amended and Restated as of September 1, 2004 among Collins, as Borrower, Collins & Aikman Corporation, the Lenders named therein, Deutsche Bank Securities Inc., as Documentation Agent, Credit Suisse First Boston, as Syndication Agent, and JP Morgan Chase Bank, as Administrative Agent, as amended from time to time and any successor credit agreement entered into in connection with a refinancing, refunding or replacements thereto. References to any terms defined in the Credit Agreement shall mean the Credit Agreement as in effect as of the Construction Closing Date without regard to any further amendments or supplements.

      "Dollars" and the sign "$" shall mean lawful money of the United States.

      "Drawings and Specifications" shall have the meaning set forth in Paragraph 6(b) of the Site Lease, including any amendment or modification agreed to by the parties thereto and approved by the Owner.

      "Engineering Consultant" shall mean Sauer, Incorporated or such other recognized engineering firm as the Owner shall designate.

      "Environmental Claim" shall mean any loss, cost, including investigation, removal, cleanup and remedial costs, damage, liability, fine, penalty, penalty interest and surcharges or expense (including, without limitation, reasonable attorneys' engineering and other professional or expert fees), and damages to, loss of the use of or decrease in value of the Facility, any Unit or the Equipment arising out of or based on any Adverse Environmental Condition to the extent attributable to events occurring prior to the later of the return of the Facility or the Equipment, in accordance with the terms of this Construction Agency Agreement, or the expiration or termination of this Construction Agency Agreement.

      "Environmental Condition" shall mean any event or condition, including the presence or Release of any Hazardous Material at, into, on or under any land, water, air or otherwise within or into the environment or within any structure, or the presence of wetlands or protected species or organism which does or reasonably could (i) require assessment, investigation, abatement, correction, clean-up, mitigation, removal, remediation or any other response action, (ii) give rise to an Environmental Claim or any obligation or liability of any nature (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) under or relating to any Environmental Law, (iii) create or constitute a public or private nuisance or trespass, (iv) constitute a violation of or non-compliance with any Environmental Law, (v) result in or contribute to the actual or threatened loss of or damage to any property, natural resources, wildlife or environmental media, or the death of or injury to any Person or (vi) result in limitations under Environmental Law on the development or use of the Property.

      "Environmental Consultant" shall mean Geomatrix Consultants, Inc..

      "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment into or out of any of the Equipment, including, without limitation, the movement of any Contaminant through or in the air, soil, surface water or groundwater.

      "Environmental Evaluation" shall mean a Phase I Environmental Site Assessment (an "ESA") and a limited Phase II ESA ("Baseline Study") of the Site. The Environmental Consultant shall prepare a scope of work for the Baseline Study, acceptable to Lessor, which scope of work shall be sufficient to establish the presence or absence of soil contamination on the Site. In the event that the Phase I ESA identifies recognized environmental concerns and the Environmental Consultant recommends further evaluation and investigation of the Site in addition to the Baseline Study, the Construction Agent will retain a qualified and competent environmental consultant (who is also acceptable to Lessor) to undertake, as soon as reasonably practicable, a Phase II ESA. In the event that the Phase I ESA identifies recognized environmental concerns and the Environmental Consultant does not recommend further evaluation and investigation of the Site, Lessor may request, which request must be based on, and reasonably related to, the findings and conclusions of the Phase I ESA, that Lessee retain a qualified and competent environmental consultant (who is also acceptable to Lessor) to conduct a complete or limited Phase II ESA, in addition to the Baseline Study. Copies of any Phase I ESA or Phase II ESA reports shall be provided to Lessor and any such evaluations shall be at Lessee's expense.

      "Environmental Laws" shall mean any Federal, foreign, state or local law, rule or regulation, international treaty, Mexican official norm (norma oficial mexicana), standard, criteria, administrative interpretation, authorization, order, writ, injunction, judgment, decree, resolution or other requirement of any Governmental Authority pertaining to the protection of the environment, air, water, groundwater, soil, subsoil, natural resources, florae, wildlife species, or to the generation, handling, use, storage, treatment, disposal, release, recycling or transportation of any Hazardous Materials, or human exposure thereto, including, but not limited to, Mexico's General Law of Ecological Balance and Environmental Protection (Ley General del Equilibrio Ecologico y la Proteccion al Ambiente), Mexico's National Waters Law (Ley de Aguas Nacionales), Mexico's General Health Law (Ley General de Salud, to the extent relating to environmental matters), Mexico's General Law for the Prevention and Integral Management of Waste (Ley General para la Prevencion y Gestion Integral de los Residuos), Mexican official norms NOM-052-SEMARNAT-1993 and NOM-053-SEMARNAT-1993, Mexico's Federal Regulation on Environment, Health and Safety in the Work Place (Reglamento Federal de Seguridad, Higiene y Medio Ambiente en el Trabajo) and any Mexican official norms relating to health or safety matters issued by Mexico's Federal Ministry of Labor and Public Welfare, including but not limited to Mexican official norm NOM-010-STPS-1999, as these laws have been amended (or supplemented with the effect of force of law), and the regulations promulgated pursuant thereto.

      "Environmental Report" shall mean, the "Phase I Environmental Site Assessment, dated November 7, 2003,which was prepared by McLean Environmental Services.

      "Equipment" shall mean all equipment, apparatus, furnishings, fittings and tangible and intangible personal property of every kind and nature whatsoever set forth in the Construction Budget and purchased by the Owner pursuant to the terms and conditions of the Construction Agency Agreement and the Construction Budget and using the proceeds of an Advance and now or subsequently contained in or used or usable in any way in connection with any purchase, construction, installation or operation of the Facility.

      "Equity Yield" shall mean, with respect to any Yield Period, a percentage rate per annum equal to the LIBOR Rate for such Yield Period plus the Applicable Margin.

      "Event" shall have the meaning set forth in Section 4.1(xi) of the Construction Agency Agreement.

      "Excluded Taxes" shall have the meaning specified in Section 7.1(b) of the Construction Agency Agreement.

      "Facility" shall mean the personal property associated with the dry cast (TAC II), injection molding, foaming, assembly and sequencing and paint line automotive interior production facility to be developed, installed, assembled, constructed and operated, and all Units and the Equipment set forth on the Construction Budget and purchased, constructed and installed, at the Site (but not including real property) pursuant to the Construction Agency Agreement and the other Project Documents.

      "Facility Cost" shall mean $80,000,000 which includes a construction cushion of up to $5 million and up to $5 million of capitalized charges, fees and expenses (including up to $150,000 of Lessee's out-of-pocket expenses), plus all Equity Yield and Commitment Fee and any Breakage Costs payable.

      "Fee Letter" shall mean that certain Commitment Fee Letter agreement, dated as of the date of the Construction Agency Agreement, between the Company and the Owner, with respect to the Commitment Fee.

      "Financial Officer" shall mean (i) the Executive Vice President and General Manager of the Company and (ii) the Chief Financial Officer of the Company.

      "FIRREA" shall mean the Federal Financial Institution Reform, Recovery and Enforcement Act of 1989.

      "Floating Lien" shall mean the Floating Lien Pledge Agreement (contrato de prenda sin transmision de posesion) dated as of the date of the Construction Agency Agreement, entered into by and between Company, as pledgor, and Owner, as pledgee.

      "Ford E&D Reimbursement" shall mean all engineering and design costs (including without limitation, the costs enumerated under Section 27.03 of the "Global Terms and Conditions" contained within the Ford Supply Agreement) payable by Ford Motor Company or its Affiliate(s) to the Company upon achieving program approval milestones, pursuant to the Ford Supply Agreement.

      "Ford Supply Agreement" shall mean, collectively, the "Global Terms and Conditions" agreement, dated January 1, 2004, and each related "Target Agreement" entered into by and between the Company and Ford Motor Company or its Affiliate(s).

      "Full Recourse Construction Agency Event of Default" shall have the meaning set forth in Section 5.1(c)(i)(B)(1) of the Construction Agency Agreement.

      "Funding Request" shall have the meaning specified in Section 3.1(a) of the Construction Agency Agreement.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

      "GAAP Defined Project Costs" shall mean, without limitation, the amounts advanced by the Owner for the following: (a) the amounts defined as Project Costs specified in (i), (ii) and (iii) of the definition of "Project Costs" plus
(b) any other amounts paid by the Owner which would be defined as project costs under GAAP, plus (c) Owner's Accrued Interest.

      "GECMG" shall mean GECC Capital Markets Group, Inc.

      "Governing Body" of any Person shall mean the board of directors, board of trustees, management committee, managing partner or other governing entity.

      "Governmental Approvals" shall mean any and all permits, acceptances, authorizations, certificates, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, binding written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Laws (including Environmental Laws), and shall include, without limitation, any and all such environmental and operating permits and licenses that are required for the construction, use, occupancy, zoning and operation of the Facility on the Site as provided in the Operative Documents.

      "Governmental Authority" shall mean any nation or government, any state, provincial or other political subdivision thereof (whether federal, state or local), any court and any administrative agency or other regulatory body, instrumentality, authority or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guaranty" shall mean the Guaranty, dated the Construction Closing Date, by Collins for the benefit of Owner and of Lessor under the Lease.

      "Guaranty Trust" shall mean the Irrevocable Guaranty Trust Agreement dated as of the date of the Construction Agency Agreement, among Collins & Aikman Holdings, S.A. de C.V. and Collins & Aikman Automotive Company de Mexico, S.A. de C.V., as settlers, Owner, as beneficiary in first place, and Banco Invex, S.A. Institucion de Banca Multiple, Invex Groupo Financiero, Fiduciario, as trustee.

      "Hazardous Material" shall mean any hazardous or toxic substance, material or waste, pollutant or contaminant, whether in solid, liquid or gaseous form, or any hazardous or toxic constituents thereof, and in general any waste, substance or material which generation, use, handling, treatment, remediation, storage, transportation, disposal, discharge, release, existence or emission are in any way governed by or subject to any Environmental Laws, including without limitation any and all hazardous or toxic substances, materials or wastes governed by, subject to or defined under applicable Environmental Laws, including, but not limited to, petroleum or petroleum-derived products, radon gas, asbestos, asbestos containing materials, polychlorinated biphenyls, radioactive substances and in general any substance, material or waste that is of a corrosive, reactive, explosive, toxic, flammable or biologically infectious nature and any containers, recipients, packages or soils that may have been in contact with any such materials, wastes or substances.

      "Importation Related Taxes" shall mean the following taxes and duties: (i) value added tax payable upon any kind of goods importation into Mexico; (ii) Import Duties payable in accordance with the Mexican General Tax Law for Imports and Exports (Ley de los Impuestos Generales de Importacion y Exportacion); (iii) Customs Processing Fees (Derecho de Tramite Aduanero); and (iv) dumping and countervailing duties payable upon any kind of goods importation into Mexico.

      "Indemnified Party" shall have the meaning specified in Section 7.1(a) of the Construction Agency Agreement.

      "Indemnity Agreement" shall mean that certain Indemnity Agreement dated as of the date of the Construction Agency Agreement, between Collins and Owner.

      "Independent" when used with respect to any specified Person shall mean such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company and (iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

      "Independent Appraiser" shall mean a disinterested, licensed professional appraiser of industrial property who (i) meets the personal property qualifications criteria established by the Appraisal Foundation, (ii) is a member of the Appraisal Institute or holds the senior accreditation of the American Society of Appraisers, (iii) is in the regular employ, or is a principal of, a nationally recognized appraisal firm, (iv) has substantial experience in the business of appraising facilities similar to the Facility and (v) is a licensed appraiser pursuant to Title XI of FIRREA (if FIRREA is in effect at the time of determination).

      "Index Rate" shall mean, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

      "Industry Consultant" shall mean Automotive Associates International, LLC.

      "Insurance Requirements" shall mean, as the case may be, the terms and conditions of any insurance policy required by Section 2.9 of the Construction Agency Agreement and Section 10 of the Lease to be maintained by the Construction Agent and/or the Lessee or to be maintained or arranged, on behalf of the Owner, by the Construction Agent and/or the Lessee, and all requirements of the issuer of any such policy.

      "Intercompany Agreement" shall mean the Intercompany Subordination Agreement dated as of the date of the Construction Agency Agreement, among GE Capital De Mexico, S. de R. L. de C.V., the Company, Guarantor and the other Subordinated Creditors (as defined in the Intercompany Agreement).

      "IRS" shall mean the Internal Revenue Service of the United States Department of Treasury or any successor or predecessor agency thereto.

      "Judgment Currency" shall have the meaning set forth in Section 8.5 of the Construction Agency Agreement.

      "Judgment Currency Conversion Date" shall have the meaning set forth in
Section 8.5 of the Construction Agency Agreement.

      "Landlord" shall mean Santa Maria Industrial Partners, L.P., a Delaware limited partnership.

      "Landlord Consent" shall mean the Consent and Agreement dated as of the date of the Construction Agency Agreement, between Santa Maria Industrial Partners, L.P., as landlord, and Owner.

      "Lease" shall mean the Master Lease Agreement, dated as of November 8, 2004, by and between the Owner and the Lessee and all Schedules thereto.

      "Lease Investment Balance" shall have the meaning specified in Section 5.1(b) of the Construction Agency Agreement.

      "Lessee" shall mean the Company, as lessee of the Facility under the Lease.

      "Lessor" shall mean the Owner, as lessor of the Facility under the Lease.

      "LIBOR Base Rate" shall mean, with respect to each day during each Yield Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Yield Period commencing on the first day of such Yield Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Yield Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "LIBOR Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying LIBOR rates as may be selected by the Owner.

      "LIBOR Business Day" shall mean a Business Day on which dealings in Dollar deposits are carried on in the London interbank market.

      "LIBOR Rate" shall mean with respect to each day during each Yield Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 LIBOR Base Rate
                           ---------------------------
                           1.00 - Eurocurrency Reserve
                                  Requirements

      "License Agreement" shall mean the License Agreement dated the date of the Construction Agency Agreement, by and between Collins and Owner.

      "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, easement or encumbrance, lien (statutory or other), charge, lease or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same economic effect as any of the foregoing).

      "Limited Recourse Construction Agency Event of Default" shall have the meaning set forth in Section 5.1(c)(i)(B)(2) of the Construction Agency Agreement.

      "Loss" shall have the meaning set forth in Section 7.1(c) of the Construction Agency Agreement.

      "Milestone" shall mean a schedule for the construction of the Facility prepared by the Construction Agent, Landlord and Ford and approved by the Owner and the Engineering Consultant, set forth in Exhibit VII of the Construction Agency Agreement, as the same may be amended from time to time as agreed by the Construction Agent, Landlord, Ford, the Owner and the Engineering Consultant.

      "Moody's" shall mean Moody's Investors Service, Inc., a division of Dun & Bradstreet Corporation, and its successors and assigns.

      "Non-Severable Improvement" shall mean any equipment, part, supply or accessory furnished or attached to any Unit, the Equipment or the Facility which is not readily removable therefrom.

      "Obligation Currency" shall have the meaning set forth in Section 8.5 of the Construction Agency Agreement.

      "Officer's Certificate" shall mean with respect to any Person, a certificate signed by any Authorized Officer of such Person.

      "Operative Documents" shall mean the Lease (including each Schedule thereto), the Site Lease (including Landlord's Consent), the Fee Letter, the Intercompany Agreement, the Indemnity Agreement, the Construction Agency Agreement, (including each Schedule thereto) any Additional Construction Document, any Acceptable Letter of Credit, the Ford E&D Reimbursement, the Guaranty Trust, the Floating Lien, the Stock Pledge, the Ford Supply Agreement, the License Agreement, the Guaranty and all Purchase Documents, Construction Documents and Project Documents and all other consents, agreements and documents relating thereto or to any Unit, the Equipment, the Facility or the Site.

      "Overdue Rate" shall have the meaning set forth in Section 8.7(c) of the Construction Agency Agreement.

      "Owner" shall mean GE Capital De Mexico, S. de R. L. de C.V., a Mexico Sociedad de Responsabilidad Limitaa de Capital Variable company.

      "Owner's Accrued Interest" shall mean interest, accrued monthly on each advance by Owner with respect to GAAP Defined Project Costs ("GAAP Advance"), for each day during the Construction Period after such GAAP Advance was made. Owner's Accrued Interest shall be calculated on the basis of a 360-day year for the actual days elapsed and the rate of Owner's Accrued Interest shall mean with respect to any Yield Period, a percentage rate equal to the LIBOR Rate for such Yield Period plus 0.35%.

      "Owner's Lien" shall mean any Lien on the Facility or any part thereof arising as a result of (i) Claims against or any act or omission of the Owner that is not related to, or that is in violation of, any Operative Document or the transactions contemplated thereby or that is in breach of any covenant or agreement of the Owner specified therein, (ii) Taxes imposed upon the Owner or the Owner that are not indemnified against by the Construction Agent pursuant to any Operative Document or are not related to or that are in violation of any Operative Document or the transactions contemplated thereby or (iii) Claims against or affecting the Owner arising out of the voluntary or involuntary transfer by the Owner of any portion of the interest of the Owner in the Facility, the Site, the Project Documents, other than as contemplated or permitted by the Operative Documents.

      "Payment Date" shall have the meaning set forth in Section 2.8 of the Construction Agency Agreement.

      "Permitted Lien" shall mean (i) the rights of the Owner and the Construction Agent as herein provided, (ii) Owner's Liens, (iii) Liens for taxes, assessment or other governmental charge either not yet delinquent or being diligently contested in good faith by appropriate proceedings and so long as adequate reserves are maintained and disclosed with respect to such Liens and available to the Construction Agent for the payment of such taxes and only so long as neither such proceedings nor such Liens involve any material danger of the sale, forfeiture, loss or loss of use of any Unit, the Equipment, the Facility or any part thereof or the Site, or any interest of the Owner therein or any risk of criminal liability of the Owner and the Construction Agent has given Owner prior written notice of the Construction Agent's intent to contest any such taxes and the Construction Agent has agreed to indemnify the Owner for any and all costs and expenses (including, without limitation reasonable attorneys' fees) which the Owner may incur as a result of such contest, (iv) inchoate materialmen's, mechanics', carriers', workmen's, repairmen's, or other like inchoate Liens imposed by law arising in the ordinary course of Construction Agent's business for sums either not delinquent or being diligently contested in good faith and only so long as neither such proceedings nor any such Liens involve any material danger of the sale, forfeiture, loss or loss of use of the Equipment, or any part thereof, or any interest of the Owner therein or any material risk of material civil liability and further provided that adequate reserves are maintained with respect to such Liens and provided that the Construction Agent has given the Owner written notice thereof, (v) the rights of others under agreements or arrangements to the extent expressly permitted under this Construction Agency Agreement, (vi) Liens arising out of any judgment or award against the Construction Agent with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and so long as adequate reserves are available to the Construction Agent for the payment of such obligations and there is no material danger of sale, forfeiture, loss, or loss of use of the Equipment or material risk of material civil liability and the Construction Agent shall have given the Owner written notice thereof, and (vii) any Lien against which the Construction Agent causes to be provided a bond in such amount and under such terms and conditions as are reasonably satisfactory to the Owner.

      "Person" shall mean any natural person, corporation, cooperative, partnership, limited liability company, joint venture, joint-stock company, firm, association, trust, unincorporated organization, government or political subdivision thereof, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Preliminary Specifications" shall have the meaning set forth in Section 6(a) of the Site Lease, including any amendment or modification agreed to by the parties thereto and approved by the Owner.

      "Project Costs" shall mean, without duplication, the amounts advanced for payment of fees, expenses, costs and other items related to purchasing, importing, designing, engineering, surveying, developing, financing, constructing, installing, starting-up and testing each Unit, the Equipment and the Facility, in accordance with, and set forth on, the Construction Budget and the other Project Documents and specified below:

            (i) the cost to purchase from the Vendor (which may be the Company) each Unit and the Equipment, as specified in the Construction Budget;

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            (ii) all contractor payments listed in the Construction Budget in respect of each Unit and the Equipment;

            (iii) Soft Costs; provided that the amount of Project Costs allocated to Soft Costs shall not exceed 25% of the total Project Costs allocated to Units or other tangible personal property;

            (iv) all expenses relating to environmental audits, inspections or studies with respect to the Facility;

            (v) fees and other expenses relating to each tagging appraisal of an Unit and the Equipment with respect to an Advance, and the Closing Appraisals;

            (vi) fees and expenses of the Environmental Consultant, the Engineering Consultant, the Industry Consultant and any other Consultants;

            (vii) all Equity Yield and Commitment Fees and any Breakage Costs accrued monthly and/or payable in respect of the Advances;

            (viii) up to $150,000 for Company's out-of-pocket Transaction Expenses associated with the transactions contemplated by the Operative Documents;

            (ix) (1) any transaction privilege, personal property, tangible or intangible taxes incurred in connection with each Unit, the Equipment and the Facility and (2) any Tax indemnifiable pursuant to Section 7.1(b) and
      (c) of the Construction Agency Agreement;

            (x) all Transaction Expenses, to the extent not otherwise included in this definition;

            (xi) the funding of the Commitment Fee;

            (xii) Engineering and design cost of $861,606, as listed in the Construction Budget;

            (xiii) such other items with respect to each Unit, the Equipment and the Facility as the Owner may approve in writing; and

            (xiv) any other amounts to be funded from proceeds of Advances pursuant to the Operative Documents.

      "Project Documents" shall mean, collectively, the Purchase Documents, the Construction Documents and, when entered into, each Additional Construction Document. Third Party Contracts, if any, together with any replacement or substitute agreement for any of the foregoing.

      "Project Obligations" shall have the meaning specified in Section 2.1(a) of the Construction Agency Agreement.

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

      "Prudent Practice" shall mean, at a particular time, either (i) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive automotive manufacturing industry operating in the United States at such time, but, in any event, a standard of care and usage no less than that which the Company and its Affiliates would apply with respect to other units, equipment and facilities similar to any Unit, Equipment or the Facility owned, leased or operated by them or (ii) with respect to any matter to which the practices referred to in clause (i) do not apply, any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good competitive automotive business practices, reliability, safety and expedition. "Prudent Practice" is not intended to be the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties, the requirements of insurance policies and the requirements of governmental bodies of competent jurisdiction.

      "Purchase Documentation" shall have the meaning set forth in Section 3.3 of the Construction Agency Agreement.

      "Purchase Documents" shall mean each bill of sale, invoice, purchase agreement, purchase order, import documents, patent and license and warranty assignment or agreement, that evidences, in whole or in part, title to or rights to any Unit, the Equipment and/or the Facility.

      "Rating Agencies" shall mean S&P and Moody's or, if at the time the rating of any such Rating Agency is required such Rating Agency no longer provides the relevant rating (other than as a result of the rated Person choosing not to have such rating), such other rating agency of national recognition.

      "Recourse Obligation" shall have the meaning specified in Section 5.1(c)(i)(B)(2) of the Construction Agency Agreement.

      "Release" shall mean the actual or threatened release, deposit, disposal or leakage of any Hazardous Material at, into, upon, from or under any land, water or air, or otherwise into the indoor or outdoor environment or within any structure, or real property, including by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement or otherwise.

      "Requested Funding Date" shall have the meaning specified in Section 3.1(a) of the Construction Agency Agreement.

      "Required Amount" shall mean 20% of total Project Costs funded by Advances made by the Owner on or before the date of the Advance to be made pursuant to the applicable Funding Request.

      "Schedule" shall have the meaning set forth in the Lease.

      "Site" shall mean that certain tract or parcel of real immovable property situated in Hermosillo, Sonora, Mexico, as more fully described on Exhibit A to the Site Lease.

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

      "Site Lease" shall mean the Lease Agreement, dated as of December 19, 2003, by and between the Site Lessor and the Site Lessee, as assignee of Collins & Aikman Automotive Company de Mexico, S.A. de C.V.

      "Site Lessee" shall mean the Company, as Tenant, of the Site, under the Site Lease.

      "Site Lessor" shall mean Santa Maria Industrial Partners, L.P., a Delaware limited partnership, as site lessor of the Leased Premises under the Site Lease.

      "Soft Costs" shall mean all Project Costs which are related to the delivery and installation costs incurred with respect to any Unit, the Equipment or the Facility; provided that the amount of Project Costs allocated to Soft Costs shall not exceed 25% of the total Project Costs allocated to Units or other tangible personal property.

      "Software" shall have the meaning set forth in Section 3.2 of the Construction Agency Agreement.

      "S&P" shall mean Standard & Poor's Ratings Services (a division of The McGraw-Hill Companies, Inc.) and its successors and assigns.

      "Stock Pledge" shall mean the Stock Pledge Agreement dated as of the date of the Construction Agency Agreement, between Collins & Aikman Automotive Company de Mexico, S.A. de C.V., as pledgor, and GE Capital De Mexico, S. de R.
L. de C.V., as pledgee.

      "Successor" shall have the meaning set forth in Section 4.1(xi) of the Construction Agency Agreement.

      "Tax" or "Taxes" shall have the meaning specified in Section 7.1(b) of the Construction Agency Agreement.

      "Tax Benefits" shall have the meaning specified in Section 7.1(c) of the Construction Agency Agreement.

      "Third Party Contract" shall have the meaning set forth in Section 2.1(c) of the Construction Agency Agreement.

      "Transaction Expenses" shall mean the following costs and expenses incurred in connection with the negotiation, due diligence and consummation of the transactions contemplated by the Operative Documents on the Construction Closing Date and through and including the Basic Term Commencement Date (as defined in the Lease), including, without limitation:

            (i) the Commitment Fee, the cost of the Construction Closing Appraisals, all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar Taxes in connection with the execution and delivery, filing and recording of the Site Lease, any other Operative Document or Project Document and any other document required to be filed or recorded pursuant to the provisions of the Operative Documents or the Project Documents and any Uniform Commercial Code or

      Mexico Public Registry of Commerce filing fees in respect of the perfection of any security interests created by the Operative Documents or as otherwise reasonably required by the Owner;

            (ii) all costs and fees, including filing and recording fees and recording, transfer, mortgage, intangible and similar Taxes in connection with the execution and delivery, filing and recording the Lease or the Site Lease and any other document required to be filed or recorded pursuant to the provisions of the Lease or the Site Lease;

            (iii) the fees and expenses of the Engineering Consultant, the Environmental Consultant, the Appraisers and any other consultants retained by the Owner;

            (iv) the reasonable legal fees, expenses and disbursements of counsel to the Owner and the Lessor;

            (v) at the Company's option, up to U.S.$150,000 for the reasonable legal fees, expenses and disbursements of counsel to the Company (other than those relating to the negotiation, preparation, execution and delivery of the Lease and the Site Lease);

            (vi) reasonable out-of-pocket costs and expenses of GECMG; and

            (vii) any other reasonable, documented out-of-pocket expenses of the Owner relating to the Lease and the Site Lease approved by the Company and
      (B) all other reasonable, documented out-of-pocket expenses of the Owner approved by the Company.

      "Unit" shall mean each piece of tangible personal property set forth in the Construction Budget and purchased by or on behalf of Owner and to be leased by Owner under the Lease, including any related Schedule.

      "United States" or "U.S." shall mean the United States of America.

      "Vendor" shall mean any Person (including the Company and its Affiliates) who holds legal title to an Unit or the Equipment.

      "Yield Period" shall mean, with respect to any Advance, (i) initially, the period beginning on (and including) the date on which such Advance is made and ending on the day one month thereafter (or, if such subsequent month has no numerically corresponding calendar day, on the next succeeding LIBOR Business
Day) and (ii) thereafter, each period commencing on the first day after the end of the next preceding Yield Period applicable to such Advance and ending on the day one month thereafter (or, if such month has no numerically corresponding calendar day, on the next succeeding LIBOR Business Day); provided, however, that all of the foregoing provisions relating to Yield Periods are subject to the following:

      (A) if any Yield Period would otherwise end on a day that is not a LIBOR Business Day, such Yield Period shall be extended to the next succeeding LIBOR Business Day (unless the result of such extension would be to carry such Yield Period into another calendar month, in which case such Yield Period shall end on the immediately preceding LIBOR Business Day);

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

      (B) no Yield Period may end later than the Lease Commencement Date; and

      (C) any Yield Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Yield Period) shall end on the last LIBOR Business Day of the calendar month at the end of such Yield Period.

                                      A-21